EXHIBIT 2.1

MERGER AGREEMENT

Agreement dated as of the 28th day of July 2010, by and among China PharmaHub Corp., a Nevada corporation, with an address at 20955 Pathfinder Road, Suite 100, Diamond Bar, California 91765 (“PharmaHub”), and World Wide Relics, Inc., a Nevada corporation, with an address at 20955 Pathfinder Road, Suite 100, Diamond Bar, California 91765 (“WWR”; PharmaHub and WWR shall hereinafter be jointly referred to as the “Parties”).

WITNESSETH

WHEREAS, the Board of Directors of each of PharmaHub and WWR deem it advisable and in the best interests of each of the corporations and their respective stockholders that PharmaHub and WWR combine in order to advance the long-term business interests of PharmaHub and WWR;

WHEREAS, for Federal income tax purposes, it is intended that the transactions which are contemplated in this Agreement qualify as a tax-free reorganization pursuant to the Internal Revenue Code of 1986, as amended;

WHEREAS, at the Effective Date (hereinafter defined in Paragraph “A” of Article “2” of this Agreement), PharmaHub shall be merged with and into WWR;

WHEREAS, the Board of Directors of PharmaHub intends to and shall submit this Agreement to the Stockholders of PharmaHub for approval pursuant to the applicable provisions of the Nevada Revised Statutes;

WHEREAS, the Board of Directors of WWR intends to and shall submit this Agreement to the Stockholders of WWR for approval pursuant to the applicable provisions of the Nevada Revised Statutes.

WHEREAS, the Board of Directors of PharmaHub has approved this Agreement;

WHEREAS, the Board of Directors of WWR has approved this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants of the Parties hereinafter set forth, and for good and valuable consideration, receipt of which is hereby acknowledged,

IT IS AGREED:

1.           Recitals.  The Parties hereby adopt as part of this Agreement each of the recitals which is set forth in the WHEREAS clauses and agree that such recitals shall be binding upon the Parties hereto by way of contract and not merely by way of recital or inducement.  Such WHEREAS clauses are hereby confirmed and ratified as being true and accurate by each party to this Agreement.

2.           Merger.

A.           (i)           Subject to, and consistent with, the provisions of this Agreement, and in accordance with the relevant sections of the Nevada Revised Statutes, PharmaHub shall merge with and into WWR (the “Merger”), the separate existence of PharmaHub shall cease, and WWR shall be the surviving corporation in the Merger (the “Surviving Corporation”) effective on the Effective Date (hereinafter defined in this Paragraph “A” of this Article “2” of this Agreement).  The articles of merger with respect to the Merger (the "Articles of Merger") shall be in the form of Exhibit “A” which is annexed hereto and made a part hereof, and shall be duly executed and acknowledged and delivered to the Secretary of State of the State of Nevada for filing, as provided in the relevant sections of the Nevada Revised Statute, immediately after August 9, 2010 (the “Closing Date”).  The Merger shall become effective upon the filing of the Articles of Merger with the Secretary of State of the State of Nevada (the “Effective Date”).

(ii)           As of the Closing, all of the property, rights, privileges, powers and franchises of PharmaHub shall vest in the Surviving Corporation, and all debts, liabilities and duties of PharmaHub shall become the debts, liabilities and duties of WWR.

B.           On the Closing Date, the certificate of incorporation of WWR, as in effect immediately prior to the Closing Date, shall be the certificate of incorporation of the Surviving Corporation and thereafter shall continue to be its certificate of incorporation until amended as provided therein and pursuant to the Nevada Revised Statutes.  The bylaws of PharmaHub, as in effect immediately prior to the Closing Date, shall be the bylaws of the Surviving Corporation and thereafter shall continue to be its bylaws until amended as provided therein and pursuant to the Nevada Revised Statutes.  The bylaws of WWR, as in effect immediately prior to the Closing Date, shall become null and void immediately after the Closing.

C.           (i) Effective upon the Closing Date, the Board of Directors of PharmaHub shall appoint the directors to serve as the directors of the Surviving Corporation, with each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

(ii) Effective upon the Closing Date, the Board of Directors of the Surviving Corporation shall appoint the officers to serve as the officers of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

3.           Closing Date.  The Closing of this transaction (the “Closing”) shall take place by the delivery of all required executed documents by the Parties hereto at the offices of Mintz & Fraade, P.C., 488 Madison Avenue, New York, New York 10022, on August 9, 2010 or on such other date as is mutually agreed to by the Parties (the “Closing Date”).

4.           Exchange of Securities.

A.     On the Closing Date, subject to and pursuant to the terms and conditions of this Agreement, each of the 13,766,983 issued and outstanding shares of Common Stock of PharmaHub shall by virtue of the Merger and without any action on the part of the holders thereof, be automatically converted into one (1) share of Common Stock of WWR.  Immediately after the closing, the total issued and outstanding shares of Common Stock of WWR shall be 13,766,983 shares.  After the Closing Date, an additional 1,478,559 issued and outstanding shares of Common Stock of PharmaHub which are being held in escrow as of the date of this Merger Agreement with respect to certain services agreements shall by virtue of the Merger and without any action on the part of the holders thereof, be automatically converted into one (1) share of Common Stock of WWR, which shall be issued and substituted for such PharmaHub shares.

B.      Existing WWR assets and equipment shall be transferred to E. Todd Owens pursuant to an Assignment and Assumption Agreement (a copy of which is annexed hereto as Exhibit “B”) who shall assume all liabilities and obligations of WWR immediately prior to the Merger in consideration of the transfer of such assets.

5.           WWR’s Representations, Warranties and Covenants.  WWR represents, warrants and covenants to PharmaHub that, upon information and belief, the following is true to the knowledge of WWR’s Board of Directors:

A.     Corporate Status.

i.      WWR is a corporation with all of the requisite power and authority to carry on its business as presently conducted in all jurisdictions where presently conducted; and

ii.      Copies of (a) the Certificate of Incorporation of WWR, and any amendments to the Certificate of Incorporation, certified by the Secretary of State of the State of Nevada and (b) the Bylaws of WWR, as amended, certified by the Secretary of WWR are annexed to, and made a part of, this Agreement as Exhibits “C” and “D”, respectively, and are complete and correct as of the date of this Agreement.

B.      Capitalization.  WWR does not have any (i) subscriptions, options, warrants, rights or other agreements outstanding to acquire from WWR shares of stock of WWR or any other equity security or security convertible into an equity security of WWR, (ii) outstanding shares of preferred stock or (iii) agreements or commitments to increase, decrease or otherwise alter the authorized capital stock of WWR.  WWR is authorized to issue 25,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock.

C.      Authority of WWR.  WWR has full corporate power and authority to execute, deliver and perform this Agreement and has taken all corporate action required by law and its organizational documents to authorize the execution and delivery of this Agreement and the consummation of the transactions set forth in this Agreement, and no other corporate action on its part is necessary to authorize and approve this Agreement or to consummate the transactions contemplated by this Agreement.  This Agreement and the consummation by WWR of the transactions set forth in this Agreement have been duly and validly authorized, executed and delivered by the Board of Directors of WWR, and (assuming the valid authorization, execution and delivery of this Agreement by PharmaHub) this Agreement is valid and binding upon WWR and enforceable against WWR in accordance with its terms (except as the enforceability of this Agreement may be limited by bankruptcy, insolvency, bank moratorium or similar laws affecting creditors' rights generally and laws restricting the availability of equitable remedies, and may be subject to general principles of equity whether or not such enforceability is considered in a proceeding at law or in equity).  An executed certified resolution of the Board of Directors of WWR and a form of consent to be executed by WWR’s stockholders owning a majority of the issued and outstanding shares of WWR’s Common Stock approving WWR’s entry into this Agreement and the consummation of the transactions set forth in this Agreement are annexed to, and made a part of, this Agreement as Exhibits “E” and “F”.

D.      Compliance with the Law and Other Instruments.  Except as otherwise set forth in Section “5D” of the WWR Disclosure Statement which is annexed hereto as Exhibit “G”, WWR is and has been in material compliance in all material respects with any and all legal requirements applicable to WWR, including, but not limited to, all applicable federal and state “blue sky” securities laws.  Except as otherwise set forth in Section “5D” of Exhibit “G”, WWR (i) has not received or entered into any citations, complaints, consent orders, compliance schedules, or other similar enforcement orders or received any written notice from any governmental authority or any other written notice which would indicate that WWR is not currently in compliance with all applicable legal requirements, and (ii) is not in default under any legal requirement applicable to WWR, and WWR has no knowledge that any condition exists (whether or not covered by insurance) that with or without notice or lapse of time or both would constitute a default under, or breach or violation of, any legal requirement applicable to WWR.  Without limiting the generality of the foregoing, WWR has not received notice of, and, WWR has no knowledge of any basis for, any claim, action, suit, investigation or proceeding which might result in a finding that WWR is not or has not been in compliance with legal requirements relating to (i) the development, testing, manufacture, packaging, distribution, and marketing of its products, (ii) employment, safety and health, and/or (iii) environmental protection, building, zoning and land use.

E.      Absence of Conflicts.  The execution and delivery of this Agreement, and the consummation by WWR of the transactions set forth in this Agreement: (i) do not and shall not conflict with or result in a breach of any provision of WWR’s Certificate of Incorporation or Bylaws, (ii) do not and shall not result in any breach of, or constitute a default or cause an acceleration under any arrangement, agreement or other instrument to which WWR is a party to or by which any of its assets are bound, (iii) do not and shall not cause WWR to violate or contravene any provision of law or any governmental rule or regulation, and (iv) will not and shall not result in the imposition of any lien, or encumbrance upon, any property of WWR.  WWR has performed in all material respects all of its obligations which are, as of the date of this Agreement, required to be performed, pursuant to the terms of any such agreement, contract or commitment.

F.      Financial Statements.  The following financial statements for WWR (collectively the “WWR Financial Statements”) are available with WWR’s filings with the SEC on the SEC website: (i) audited consolidated balance sheets and statements of income, changes in stockholders’ equity, and cash flow as of and for the fiscal year ended December 31, 2009; and (ii) unaudited consolidated balance sheets and statements of income, changes in stockholders’ equity and cash flow (the “WWR Most Recent Financial Statements”) as of and for the three (3) months ended March 31, 2010 (the “Financial Statement Date”).  The WWR Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of WWR as of such dates and the results of operations of WWR for such periods; provided, however, that the WWR Most Recent Financial Statements are subject to normal year-end adjustments (which will not be material, individually or in the aggregate).

G.      Environmental Compliance.

i. WWR has complied and is in compliance, in all material respects, with all applicable federal, state, local and foreign statutes, regulations, ordinances and similar provisions having the force or effect of law, all judicial and administrative orders and determinations, and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment including, but not limited to, all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls (a banned toxic chemical utilized as a coolant, sealant and in paints), noise or radiation (the “Environmental, Health and Safety Requirements).

ii. WWR has not received any written or oral notice, report or other information with respect to any actual or alleged material violation of Environmental, Health and Safety Requirements, or any material liabilities or potential material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any material investigatory, remedial or corrective obligations, relating to its business or its facilities arising under Environmental, Health and Safety Requirements.

iii. Neither this Agreement nor the consummation of the transactions which are the subject of this Agreement will result in any material obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called “transaction-triggered” or “responsible property transfer” Environmental, Health and Safety Requirements.

H.    OSHA Compliance.  WWR is in compliance with all applicable federal, state and local laws, rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings and charges pursuant to OSHA and other governmental requirements relating to occupational health and safety including, but not limited to, OSHA.

I.    Non-Tax Liabilities.  WWR does not have any liabilities of any nature, accrued or contingent, including, but not limited to, liabilities to customers or suppliers, other than the following:

i.  Liabilities for which full provision has been made on the WWR Financial Statements; and

ii.  Other liabilities arising since March 31, 2010 and prior to the date of this Agreement in the ordinary course of business (which shall not include liabilities to customers on account of defective products or services) as set forth in Section “5I” of Exhibit “G” which are not inconsistent with the representations and warranties of WWR or any other provision of this Agreement.

J.    Representations and Obligations Regarding Taxes.

i. As used in this Paragraph “J” of this Article “5” of this Agreement, “Affiliated Group” means any affiliated group within the meaning of Section 1504(a) of the Code or any similar group defined under a similar provision of state, local, or foreign law; “Tax” means any Federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, and “Taxes” means any or all of the foregoing collectively; and “Tax Return” means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto and including any amendment thereof.

ii. Except as set forth in Section “5J” of Exhibit “G”, WWR has filed all tax returns which it was required to file, all such tax returns were true, correct, and complete in all material respects, all taxes owed by WWR (whether or not shown on any tax return and whether or not any tax return was required) have been paid, WWR is not currently the beneficiary of any extension of time within which to file any tax return, no claim has ever been made by a taxing authority in a jurisdiction where WWR does not file tax returns which it is or may be subject to taxation by that jurisdiction, and there are no liens on any of the assets of WWR that arose in connection with any failure (or alleged failure) to pay any tax, except for liens for taxes not yet due.

iii. WWR has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

iv. No director or officer (or employee responsible for tax matters) of WWR has received any notification (whether written or oral) that any taxing authority will assess any additional taxes for any period for which tax returns have been filed.  There is no dispute or claim concerning any tax liability of WWR either (i) claimed or raised by any taxing authority in writing or (ii) as to which WWR has knowledge (after reasonable investigation).  Except as otherwise set forth in Section “5J” of Exhibit “G” attached hereto, no issue relating to taxes has been raised in writing by a taxing authority during any pending audit or examination, and no issue relating to taxes was raised in writing by a taxing authority in any completed audit or examination, which reasonably can be expected to recur in a later taxable period.

v. WWR has not waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to a tax assessment or deficiency.

vi. WWR has not made any payments, is not obligated to make any payments and is not a party to any agreement which under certain circumstances could obligate it to make any payments that will not be deductible under section 280G of the Code. WWR has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.  WWR has disclosed on its Federal income tax returns all positions taken therein which could give rise to a substantial understatement of Federal income tax within the meaning of Section 6662 of the Code.  WWR is not a party to any tax allocation or sharing agreement. WWR (a) has not since January 18, 2005 been a member of an Affiliated Group filing a consolidated Federal income tax return and (b) has no liability for the taxes of any person under treasury regulation section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

vii. Section “5J” of Exhibit “G” sets forth the following information with respect to WWR as of March 31, 2010 (as well as on an estimated pro forma basis as of the Closing giving effect to the consummation of the transactions contemplated by this Agreement):  (i) the basis of WWR in its assets; and (ii) the amount of any net operating loss, net operating loss carryover, net capital loss, net capital loss carryover, tax credit, tax credit carryover, or excess charitable contribution of WWR.

viii. The unpaid taxes of WWR did not, as of the most recent fiscal year end, exceed the reserve for tax liability (rather than any reserve for deferred taxes established to reflect timing differences between book and tax income) set forth on the face of the balance sheet contained in the Financial Statements (rather than in any notes thereto).

ix. WWR shall not be required to include in a taxable period ending after the Closing Date taxable income attributable to income which accrued in a prior taxable period but was not recognized in any prior taxable period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting, or Section 481 of the Code or any comparable provision of state, local, or foreign tax law.

x. Except as otherwise set forth in Section “5J” of Exhibit “G” attached hereto, WWR is not a party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for Federal income tax purposes.

xi. Except as otherwise set forth in Section “5J” of Exhibit “G” attached hereto, WWR has not entered into any sale leaseback or leveraged lease transaction which fails to satisfy the requirements of Revenue Procedure 75-21 (or similar provisions of foreign law) or any safe harbor lease transaction.

xii. All elections with respect to taxes affecting WWR are disclosed or attached to a tax return of WWR.

xiii. All private letter rulings issued by the Internal Revenue Service to WWR (and any corresponding ruling or determination of any state, local, or foreign taxing authority) have been disclosed in Section “5J” of Exhibit “G”, and there are no pending requests for any such rulings (or corresponding determinations).

K.   Contracts.  Except as set forth in Section “5K” of Exhibit “G”, WWR is not a party to any material contracts.

L.    Absence of Changes.  Since March 31, 2010, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of WWR taken as a whole. Without limiting the generality of the foregoing, except as set forth in Section “5L” of Exhibit “G” since March 31, 2010:

i. WWR has not sold, leased, transferred, or assigned any material assets, tangible or intangible, outside of the ordinary course of business;

ii. WWR has not entered into any material agreement, contract, lease, or license outside of the ordinary course of business;

iii. no party (including WWR) has accelerated, terminated, made material modifications to, or canceled any material agreement, contract, lease, or license to which WWR is a party;

iv. WWR has not imposed any security interest upon any of its assets, tangible or intangible;

v. WWR has not made any material expenditures of its capital outside of the ordinary course of business;

vi. WWR has not made any material capital investment in, or any material loan to, any other person or entity outside of the ordinary course of business;

vii. WWR has not created, incurred, assumed, or guaranteed more than $10,000 in aggregate indebtedness for borrowed money and capitalized lease obligations;

viii. WWR has not granted any license or sublicense of any material rights under or with respect to any intellectual property;

ix. there has been no change made or authorized in the Certificate of Incorporation or Bylaws of WWR;

x. WWR has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

xi. WWR has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

xii. WWR has not experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property;

xiii. WWR has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside of the ordinary course of business;

xiv. WWR has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

xv. WWR has not granted any increase in the base compensation of any of its directors, officers, and employees outside of the ordinary course of business;

xvi. WWR has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other employee benefit plan);

xvii. WWR has not made any other material change in employment terms for any of its directors, officers, and employees outside of the ordinary course of business;

xviii. WWR has not experienced any event, circumstance, or change (other than general economic conditions) which had or can reasonably be expected to have a material adverse effect upon the business, operations, prospects, properties, financial condition, or working capital of WWR;

xix. WWR has not made any change in any existing election, or made any new election, with respect to any tax law in any jurisdiction which election could have an effect upon the tax treatment of WWR or its business operations;

xx. WWR has not settled any claim or litigation, or filed any motions, orders, briefs, or settlement agreements in any proceeding before any governmental authority or any arbitrator;

xxi. WWR has not maintained its books of account other than in the usual, regular, and ordinary manner and on a basis consistent with prior periods or made any change in any of its accounting methods or practices;

xxii. WWR has not suffered any extraordinary losses or waived any rights of any value;

xxiii. WWR has not (a) liquidated inventory or accepted product returns other than in the ordinary course, (b) accelerated receivables, (c) delayed payables, or (d) changed in any material respect its practices in connection with the payment of payables and/or the collection of receivables; and

xxiv. WWR has not committed to do any of the actions set forth in Subparagraphs “i” through “xxiv” of this Paragraph “L” of this Article “5” of this Agreement.

M.    No Approvals.  No approval of any third party including, but not limited to, any governmental authority is required in connection with the consummation of the transactions set forth in this Agreement.

N.    Broker.  WWR has not had any dealing with respect to the transactions set forth in this Agreement with any business broker, firm or salesman, or any person or corporation, investment banker or financial advisor who is or shall be entitled to any broker's or finder's fee or any other commission or similar fee with respect to the transactions set forth in this Agreement.  WWR represents that it has not dealt with any such person, firm or corporation and agrees to indemnify and hold harmless PharmaHub from and against any and all claims for brokerage commissions by any person, firm or corporation on the basis of any act or statement alleged to have been made by WWR or its affiliates or agents.

O.   Securities Laws.  Neither WWR nor, to WWR's knowledge, any director or executive officer of WWR, is or has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the knowledge of WWR, there is not, pending or contemplated, any investigation by the Securities and Exchange Commission, the Financial Industry Regulatory Authority (FINRA), or other regulatory authority with respect to WWR or, to WWR's knowledge, any current or former director or executive officer of WWR.

P.   Intellectual Property.

i. WWR has not interfered with, infringed upon, misappropriated, or violated any material intellectual property rights of third parties in any material respect, and none of the directors and officers of WWR has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that WWR must license or refrain from using any intellectual property rights of any third party). To the knowledge of WWR, no third party has interfered with, infringed upon, misappropriated, or violated any material intellectual property rights of WWR in any material respect.

ii. Section “5P” of Exhibit “G” identifies each patent or registration which has been issued to WWR with respect to any of its intellectual property, identifies each pending patent application or application for registration which WWR has made with respect to any of its intellectual property, and identifies each license, agreement, or other permission which WWR has granted to any third party with respect to any of its intellectual property (together with any exceptions).

iii. Section “5P” of Exhibit “G” identifies each material item of intellectual property which any third party owns and which WWR uses pursuant to license, sublicense, agreement, or permission. Section “5P” of Exhibit “G” sets forth correct and complete copies of all such licenses, sublicenses, agreements, and permissions (with all amendments, if any).

iv. WWR is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, which would interfere with his or her duties to WWR or that would conflict with WWR’s business as proposed to be conducted.

Q.   Insurance.  WWR does not maintain any insurance currently.

R.   Employee Benefits.  There is no employee benefit plan which WWR maintains or to which WWR contributes or has any obligation to contribute.

S.   Guaranties.  WWR is not a guarantor or is not otherwise responsible for any liability or obligation (including indebtedness) of any other person or entity.

T.   Certain Business Relationships.  Except as set forth in Section “5T” of Exhibit “G”, none of the officers, directors or stockholders of WWR has been involved in any material business arrangement or relationship with WWR, and none of the officers, directors or stockholders of WWR owns any material asset, tangible or intangible, which is used in the business of WWR.

U.   Registration Rights.  Except as is set forth in Section “5U” of Exhibit “G”, WWR has not granted or agreed to grant to any person or entity any rights (including piggyback registration rights) to have any securities of WWR registered with the United States Securities and Exchange Commission or any other governmental authority.

V.   Change of Control Payments.  Neither the execution, delivery and performance by WWR of this Agreement nor the consummation of any of the transactions contemplated by this Agreement shall require any payment by WWR, in cash or kind, under any agreement, plan, policy, commitment or other arrangement of WWR.  There are no agreements, plans, policies, commitments or other arrangements with respect to any compensation, benefits or consideration which will be materially increased, or the vesting of benefits of which will be materially accelerated, as a result of the execution and delivery of this Agreement and any of the Exhibits to this Agreement or the occurrence of any of the transactions completed by this Agreement.  There are no payments or other benefits, the value of which will be calculated on the basis of any of the transactions contemplated by this Agreement.  WWR has not made, is not obligated to make, and is not a party to any agreement that under certain circumstances could obligate it to make any “excess parachute payment” as defined in Code Section 280G.

W.   Investments.  WWR owns the debt or equity securities of the entities set forth in Section “5W” of Exhibit “G” attached hereto.

X.   Accounts Receivable.  WWR does not have any accounts receivable.

Y.   Inventory.  WWR does not have any inventory of any type of products.

Z.   Property and Assets.  WWR does not have and will not have as of the Closing Date legal and beneficial ownership of any properties or assets.

AA.   Real Property.  WWR has no interests in real property.

BB.   Commitments.  Except as otherwise set forth in Section “5BB” of Exhibit “G”, WWR is not a party to or bound by any contract or commitment, whether written or oral.

CC.   Permits.  Except as otherwise set forth in Section “5CC” of Exhibit “G”, WWR has any and all permits, rights, approvals, licenses, authorizations, legal status, orders, or contracts under any legal requirement or otherwise granted by any governmental authority (“Permits”) necessary for WWR to own, operate, use, and/or maintain its properties and to conduct its business and operations as presently conducted and as it presently expects such business and operations to be conducted in the future.  Except as otherwise set forth in Section “5CC” of Exhibit “G”, all such Permits are in effect, no proceeding is pending to modify, suspend or revoke, withdraw, terminate, or otherwise limit any such Permits, and WWR has no knowledge of any such proceeding which is threatened. No administrative or governmental actions have been taken, and WWR has no knowledge of any such actions which are threatened in connection with the expiration or renewal of such Permits which could reasonably be expected to adversely affect the ability of WWR to own, operate, use, or maintain any of its properties or to conduct its business and operations as presently conducted and as expected to be conducted in the future.  Except as otherwise set forth in Section “5CC” of Exhibit “G”, WWR has no knowledge of (i) any violations which have occurred that remain uncured, unwaived, or otherwise unresolved, or are occurring in respect of any such Permits, other than inconsequential violations, and (ii) any circumstances which exist that would prevent or delay the obtaining of any requisite consent, approval, waiver, or other authorization of the transactions contemplated by this Agreement with respect to such Permits that by their terms or under applicable law may be obtained only after Closing.

DD.   Banks.  In Section “5DD” of Exhibit “G” sets forth (i) the name of each bank, trust company, or other financial institution and stock or other broker with which WWR has an account, credit line or safe deposit box or vault, (ii) the names of all persons authorized to draw thereon or to have access to any safe deposit box or vault, (iii) the purpose of each such account, safe deposit box, or vault, and (iv) the names of all persons authorized by proxies, powers of attorney, or other like instrument to act on behalf of WWR in matters concerning any of its business or affairs.  Except as otherwise set forth in Section “5DD” of Exhibit “G” attached hereto, no such proxies, powers of attorney, or other like instruments are irrevocable.

EE.   Absence of Certain Business Practices.  WWR has no knowledge of any instance where WWR or any affiliate or agent of WWR, or any other person acting on behalf of or associated with WWR, acting alone or together, has received, directly or indirectly, any rebates, payments, commissions, promotional allowances or any other economic benefits, regardless of their nature or type, from any customer, supplier, employee, or agent of any customer or supplier.

FF.   Transactions with Affiliates.  Except as set forth in Section “5FF” of Exhibit “G” attached hereto, WWR has not purchased, acquired, or leased any property or services from, or sold, transferred, or leased any property or services to, or loaned or advanced any money to, or borrowed any money from, or entered into or been subject to any management, consulting, or similar agreement with, or engaged in any other significant transaction with any officer, director, or stockholder of WWR or any of their respective affiliates.  Except as set forth in Section “5FF” of Exhibit “G”, no officer, director, or stockholder of WWR and none of their respective affiliates is indebted to WWR for money borrowed or other loans or advances, and WWR is not indebted to any such affiliate.

GG.   Litigation.  Except as set forth in Section “5GG” of Exhibit “G”, there are no legal, administrative, arbitration or other proceedings or governmental investigations materially affecting WWR or its properties, assets or businesses, or with respect to any matter arising out of the conduct of WWR’s business pending or to its knowledge threatened, by or against, any officer or director of WWR in connection with its affairs, whether or not covered by insurance.  Except as set forth in Section “5GG” of Exhibit “G”, (i) neither WWR nor its officers or directors are subject to any order, writ, injunction or decree of any court, department, agency or instrumentality affecting WWR, and (ii) WWR is not presently engaged in any legal action.  Section “5GG” of Exhibit “G” also includes a listing of all claims, actions, suits, investigations, or proceedings involving WWR which were pending, settled, or adjudicated since January 18, 2005.

HH.  Business Conducted in No Other Name.  All business of WWR has been conducted in its name and for its benefit and there are no parties related, either directly or indirectly, which are competing for the business of WWR.

II.   SEC Documents.  As of the date of this Agreement, WWR is an issuer required to file reports under Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”).  Except as set forth in Section “5II” of Exhibit “G”, WWR has filed with the Securities and Exchange Commission (the "SEC") all reports, statements, schedules and other documents (collectively, the "SEC Documents") required to be filed.  Except as set forth in Section “5II” of Exhibit “G”, all SEC Documents required to be filed by WWR as of the date of this Agreement were timely filed by WWR or filed within an allowable extension.  As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  As of their respective dates, the financial statements included in the SEC Documents filed since March 31, 2010 (the "Financial Statements") complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.  There are no material misstatements or omissions in any periodic report previously filed by WWR pursuant to Section 15(d) of the Securities Exchange Act or in any proxy or information material previously furnished to its stockholders pursuant to Section 14 of the Exchange Act.

JJ.  Complete Disclosure.  No representation or warranty of WWR which is set forth in this Agreement, or in a writing furnished or to be furnished pursuant to this Agreement, to WWR’s knowledge contains or shall contain any untrue statement of a material fact, or omits or shall omit to state any fact which is required to make the statements which are contained in this Agreement or in a writing furnished or to be furnished pursuant to this Agreement, in light of the circumstances under which they were made, not materially misleading.  There is no fact relating to the business, affairs, operations, conditions (financial or otherwise) or prospects of WWR which would materially adversely affect same which has not been disclosed to PharmaHub in this Agreement.

KK.  No Defense.  It shall not be a defense to a suit for damages for any misrepresentation or breach of covenant or warranty that PharmaHub knew or had reason to know that any covenant, representation or warranty of WWR in this Agreement or furnished or to be furnished to PharmaHub contained untrue statements.

6.           PharmaHub Representations, Warranties and Covenants.  PharmaHub represents, warrants and covenants to WWR as follows:

A.   Corporate Status.

i.      PharmaHub is a corporation duly organized, validly existing and in good standing pursuant to the laws of the State of Nevada, with all requisite power and authority to carry on its business as presently conducted in all jurisdictions where presently conducted, to enter into this Agreement and to consummate the transactions set forth in this Agreement; and

ii.      Copies of (a) the Certificate of Incorporation of PharmaHub, and all amendments to the Certificate of Incorporation, certified by the Secretary of State of the State of Nevada and (b) the Bylaws of PharmaHub, as amended, certified by the Secretary of PharmaHub are annexed to, and made a part of, this Agreement as Exhibits “H” and “I”, respectively, and are complete and correct as of the date of this Agreement.

B.      Capitalization.  PharmaHub does not have any (i) subscriptions, options, warrants, rights or other agreements outstanding to acquire from PharmaHub shares of stock of PharmaHub or any other equity security or security convertible into an equity security of PharmaHub, (ii) outstanding shares of preferred stock or (iii) agreements or commitments to increase, decrease or otherwise alter the authorized capital stock of PharmaHub.

C.      Authority of PharmaHub.  PharmaHub has full corporate power and authority to execute, deliver and perform this Agreement and has taken all corporate action required by law and its organizational documents to authorize the execution and delivery of this Agreement and the consummation of the transactions set forth in this Agreement, and no other corporate action on its part is necessary to authorize and approve this Agreement or to consummate the transactions contemplated by this Agreement.  This Agreement and the consummation by PharmaHub of the transactions set forth in this Agreement have been duly and validly authorized, executed and delivered by the Board of Directors of PharmaHub, and (assuming the valid authorization, execution and delivery of this Agreement by WWR) this Agreement is valid and binding upon PharmaHub and enforceable against PharmaHub in accordance with its terms (except as the enforceability of this Agreement may be limited by bankruptcy, insolvency, bank moratorium or similar laws affecting creditors' rights generally and laws restricting the availability of equitable remedies, and may be subject to general principles of equity whether or not such enforceability is considered in a proceeding at law or in equity).  An executed certified resolution of the Board of Directors of PharmaHub and a form of consent to be executed by PharmaHub’s stockholders owning a majority of the issued and outstanding shares of PharmaHub Common Stock approving PharmaHub’s entry into this Agreement and the consummation of the transactions set forth in this Agreement are annexed to, and made a part of, this Agreement as Exhibits “J” and “K”.

D.      Compliance with the Law and Other Instruments.  PharmaHub is and has been in material compliance in all material respects with any and all legal requirements applicable to PharmaHub, including, but not limited to, all applicable federal and state “blue-sky” securities laws.  PharmaHub (i) has not received or entered into any citations, complaints, consent orders, compliance schedules, or other similar enforcement orders or received any written notice from any governmental authority or any other written notice which would indicate that PharmaHub is not currently in compliance with all applicable legal requirements, and (ii) is not in default under any legal requirement applicable to PharmaHub, and PharmaHub has no knowledge that any condition exists (whether or not covered by insurance) that with or without notice or lapse of time or both would constitute a default under, or breach or violation of, any legal requirement applicable to PharmaHub.  Without limiting the generality of the foregoing, PharmaHub has not received notice of, and, PharmaHub has no knowledge of any basis for, any claim, action, suit, investigation or proceeding which might result in a finding that PharmaHub is not or has not been in compliance with legal requirements relating to (i) the development, testing, manufacture, packaging, distribution, and marketing of its products, (ii) employment, safety and health, and/or (iii) environmental protection, building, zoning and land use.

E.  Absence of Conflicts.  The execution and delivery of this Agreement, and the consummation by PharmaHub of the transactions set forth in this Agreement: (i) do not and shall not conflict with or result in a breach of any provision of PharmaHub’s Certificate of Incorporation or Bylaws, (ii) do not and shall not result in any breach of, or constitute a default or cause an acceleration under any arrangement, agreement or other instrument to which PharmaHub is a party to or by which any of its assets are bound, (iii) do not and shall not cause PharmaHub to violate or contravene any provision of law or any governmental rule or regulation, and (iv) will not and shall not result in the imposition of any lien, or encumbrance upon, any property of PharmaHub.  PharmaHub has performed in all material respects all of its obligations which are, as of the date of this Agreement, required to be performed, pursuant to the terms of any such agreement, contract or commitment.

F.  Financial Statements. Attached hereto as Exhibit “L” are the following financial statements for PharmaHub (collectively the “PharmaHub Financial Statements”): (i) audited consolidated balance sheets as of March 31, 2010 and audited statements of income, changes in stockholders’ equity, and cash flow from inception to March 31, 2010;.  The PharmaHub Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of PharmaHub as of such dates and the results of operations of PharmaHub for such periods; provided, however, that the PharmaHub Most Recent Financial Statements are subject to normal year-end adjustments (which will not be material, individually or in the aggregate).

G. Environmental Compliance.

i. PharmaHub has complied and is in compliance, in all material respects, with all applicable Environmental, Health and Safety Requirements.

ii. Without limiting the generality of subparagraph “i” of this Paragraph “G” of this Article “6” of this Agreement, PharmaHub has obtained, has complied and is in compliance, in all material respects, with all material permits, licenses and other authorizations which are required pursuant to Environmental, Health and Safety Requirements for the occupation of its facilities and the operation of its business.

iii. PharmaHub has not received any written or oral notice, report or other information with respect to any actual or alleged material violation of Environmental, Health and Safety Requirements, or any material liabilities or potential material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any material investigatory, remedial or corrective obligations, relating to its business or its facilities arising under Environmental, Health and Safety Requirements.

H. OSHA Compliance.  PharmaHub is in compliance with all applicable federal, state and local laws, rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings and charges pursuant to OSHA and other governmental requirements relating to occupational health and safety including, but not limited to, OSHA.

I. Non-Tax Liabilities. PharmaHub does not have any liabilities of any nature, accrued or contingent, including, but not limited to, liabilities to customers or suppliers, other than the following:

i.  Liabilities for which full provision has been made on the PharmaHub Financial Statements; and

ii.  Other liabilities arising since March 31, 2010 and prior to the date of this Agreement in the ordinary course of business (which shall not include liabilities to customers on account of defective products or services) as set forth in Section “6I” of the PharmaHub Disclosure Statement which is annexed hereto as Exhibit “M” which are not inconsistent with the representations and warranties of PharmaHub or any other provision of this Agreement.

J. Representations and Obligations Regarding Taxes.

i. As used in this Paragraph “J” of this Article “6” of this Agreement, “Affiliated Group” means any affiliated group within the meaning of Section 1504(a) of the Code or any similar group defined under a similar provision of state, local, or foreign law; “Tax” means any Federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, and “Taxes” means any or all of the foregoing collectively; and “Tax Return” means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto and including any amendment thereof.

ii. PharmaHub has filed all tax returns which it was required to file, all such tax returns were true, correct, and complete in all material respects, all taxes owed by PharmaHub (whether or not shown on any tax return and whether or not any tax return was required) have been paid, PharmaHub is not currently the beneficiary of any extension of time within which to file any tax return, no claim has ever been made by a taxing authority in a jurisdiction where the PharmaHub does not file tax returns which it is or may be subject to taxation by that jurisdiction, and there are no liens on any of the assets of PharmaHub that arose in connection with any failure (or alleged failure) to pay any tax, except for liens for taxes not yet due.

iii. PharmaHub has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

iv. No director or officer (or employee responsible for tax matters) of PharmaHub has received any notification (whether written or oral) that any taxing authority will assess any additional taxes for any period for which tax returns have been filed.  There is no dispute or claim concerning any tax liability of PharmaHub either (i) claimed or raised by any taxing authority in writing or (ii) as to which PharmaHub has knowledge (after reasonable investigation).  Section “6J” of Exhibit “M” lists all Federal, state, local, and foreign income tax returns filed with respect to PharmaHub since July 9, 2009 and indicates which of those tax returns has been audited and indicates those tax returns which currently are the subject of audit or with respect to which any written or unwritten notice of any audit or examination has been received by PharmaHub.  No issue relating to taxes has been raised in writing by a taxing authority during any pending audit or examination, and no issue relating to taxes was raised in writing by a taxing authority in any completed audit or examination, which reasonably can be expected to recur in a later taxable period. Section “6J” of Exhibit “M” includes true, correct, and complete copies of all Federal income tax returns, examination reports, and statements of deficiencies assessed against or agreed to by PharmaHub since July 9, 2009.

v. PharmaHub has not waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to a tax assessment or deficiency.

vi. PharmaHub has not made any payments, is not obligated to make any payments and is not a party to any agreement which under certain circumstances could obligate it to make any payments that will not be deductible under section 280G of the Code. PharmaHub has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.  PharmaHub has disclosed on its Federal income tax returns all positions taken therein which could give rise to a substantial understatement of Federal income tax within the meaning of Section 6662 of the Code.  PharmaHub is not a party to any tax allocation or sharing agreement. PharmaHub (a) has not since July 9, 2009 been a member of an Affiliated Group filing a consolidated Federal income tax return and (b) has no liability for the taxes of any person under treasury regulation section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

vii. The unpaid taxes of PharmaHub did not, as of the most recent fiscal year end, exceed the reserve for tax liability (rather than any reserve for deferred taxes established to reflect timing differences between book and tax income) set forth on the face of the balance sheet contained in the Financial Statements (rather than in any notes thereto).

viii. PharmaHub shall not be required to include in a taxable period ending after the Closing Date taxable income attributable to income which accrued in a prior taxable period but was not recognized in any prior taxable period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting, or Section 481 of the Code or any comparable provision of state, local, or foreign tax law.

ix. Except as otherwise set forth in Section “6J” of Exhibit “M” attached hereto, PharmaHub is not a party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for Federal income tax purposes.

x. PharmaHub has not entered into any sale leaseback or leveraged lease transaction which fails to satisfy the requirements of Revenue Procedure 75-21 (or similar provisions of foreign law) or any safe harbor lease transaction.

xi. All elections with respect to taxes affecting PharmaHub are disclosed or attached to a tax return of PharmaHub.

xii. All private letter rulings issued by the Internal Revenue Service to PharmaHub (and any corresponding ruling or determination of any state, local, or foreign taxing authority) have been disclosed in Section “6J” of Exhibit “M”, and there are no pending requests for any such rulings (or corresponding determinations).

K. Contracts.  Except as set forth in Section “6K” of Exhibit “M”, PharmaHub is not a party to any material contracts.

L.  Absence of Changes.  Since March 31, 2010, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of PharmaHub taken as a whole. Without limiting the generality of the foregoing, since March 31, 2010:

i. PharmaHub has not sold, leased, transferred, or assigned any material assets, tangible or intangible, outside of the ordinary course of business;

ii. PharmaHub has not entered into any material agreement, contract, lease, or license outside of the ordinary course of business;

iii. no party (including PharmaHub) has accelerated, terminated, made material modifications to, or canceled any material agreement, contract, lease, or license to which PharmaHub is a party;

iv. PharmaHub has not imposed any security interest upon any of its assets, tangible or intangible;

v. PharmaHub has not made any material expenditures of its capital outside of the ordinary course of business;

vi. PharmaHub has not made any material capital investment in, or any material loan to, any other person or entity outside of the ordinary course of business;

vii. PharmaHub has not created, incurred, assumed, or guaranteed indebtedness for borrowed money and capitalized lease obligations;

viii. there has been no change made or authorized in the Certificate of Incorporation or Bylaws of PharmaHub;

ix. PharmaHub has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

x. PharmaHub has not experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property;

xi. PharmaHub has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside of the ordinary course of business;

xii. PharmaHub has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

xiii. PharmaHub has not granted any increase in the base compensation of any of its directors, officers, and employees outside of the ordinary course of business;

xiv. PharmaHub has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other employee benefit plan);

xv. PharmaHub has not made any other material change in employment terms for any of its directors, officers, and employees outside of the ordinary course of business;

xvi. PharmaHub has not experienced any event, circumstance, or change (other than general economic conditions) which had or can reasonably be expected to have a material adverse effect upon the business, operations, prospects, properties, financial condition, or working capital of PharmaHub;

xvii. PharmaHub has not experienced any adverse change in its sales patterns, pricing policies, accounts receivable, or accounts payable;

xviii. PharmaHub has not made any change in any existing election, or made any new election, with respect to any tax law in any jurisdiction which election could have an effect upon the tax treatment of PharmaHub or its business operations;

xix. PharmaHub has not settled any claim or litigation, or filed any motions, orders, briefs, or settlement agreements in any proceeding before any governmental authority or any arbitrator;

xx. PharmaHub has not maintained its books of account other than in the usual, regular, and ordinary manner and on a basis consistent with prior periods or made any change in any of its accounting methods or practices;

xxi. PharmaHub has not suffered any extraordinary losses or waived any rights of any value;

xxii. PharmaHub has not (a) liquidated inventory or accepted product returns other than in the ordinary course, (b) accelerated receivables, (c) delayed payables, or (d) changed in any material respect its practices in connection with the payment of payables and/or the collection of receivables; and

xxiii. PharmaHub has not committed to do any of the actions set forth in Subparagraphs “i” through “xxiv” of this Paragraph “L” of this Article “6” of this Agreement.

M.  No Approvals.  No approval of any third party including, but not limited to, any governmental authority is required in connection with the consummation of the transactions set forth in this Agreement.

N.  Broker.  PharmaHub has not had any dealing with respect to the transactions set forth in this Agreement with any business broker, firm or salesman, or any person or corporation, investment banker or financial advisor who is or shall be entitled to any broker's or finder's fee or any other commission or similar fee with respect to the transactions set forth in this Agreement.  PharmaHub represents that it has not dealt with any such person, firm or corporation and agrees to indemnify and hold harmless WWR from and against any and all claims for brokerage commissions by any person, firm or corporation on the basis of any act or statement alleged to have been made by PharmaHub or its affiliates or agents.

O. Securities Laws.  Neither PharmaHub nor, to PharmaHub's knowledge, any director or executive officer of PharmaHub, is or has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the knowledge of PharmaHub, there is not, pending or contemplated, any investigation by the Securities and Exchange Commission, the Financial Industry Regulatory Authority (FINRA), or other regulatory authority with respect to PharmaHub or, to PharmaHub's knowledge, any current or former director or executive officer of PharmaHub.

P. Intellectual Property.

i. PharmaHub has not interfered with, infringed upon, misappropriated, or violated any material intellectual property rights of third parties in any material respect, and none of the directors and officers of PharmaHub has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that PharmaHub must license or refrain from using any intellectual property rights of any third party). To the knowledge of PharmaHub, no third party has interfered with, infringed upon, misappropriated, or violated any material intellectual property rights of PharmaHub in any material respect.

ii. Section “6P” of Exhibit “M” identifies each patent or registration which has been issued to PharmaHub with respect to any of its intellectual property, identifies each pending patent application or application for registration which PharmaHub has made with respect to any of its intellectual property, and identifies each license, agreement, or other permission which PharmaHub has granted to any third party with respect to any of its intellectual property (together with any exceptions).  Section “6P” of Exhibit “M” sets forth correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date).  Section “6P” of Exhibit “M” also identifies each trade name or unregistered trademark and each copyright used by PharmaHub in connection with any of its businesses.

With respect to each item of intellectual property required to be identified in Section “6P” of Exhibit “M” pursuant to the prior paragraph of this Subparagraph “ii” of this Paragraph “P” of this Article “6” of this Agreement:

a. PharmaHub possesses all right, title, and interest in and to the item, free and clear of any security interest, license, or other restriction;

b. the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

c. no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the knowledge of PharmaHub, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

d. PharmaHub has never agreed to indemnify any person or entity for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

iii. Section “6P” of Exhibit “M” identifies each material item of intellectual property which any third party owns and which PharmaHub uses pursuant to license, sublicense, agreement, or permission. Section “6P” of Exhibit “M” sets forth correct and complete copies of all such licenses, sublicenses, agreements, and permissions (with all amendments, if any).

With respect to each item of intellectual property required to be identified in Section “6P” of Exhibit “M” pursuant to the prior paragraph of this Subparagraph “iii” of this Paragraph “P” of this Article “6” of this Agreement:

a. the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect in all material respects;

b. to the knowledge of PharmaHub, no other party to the license, sublicense, agreement, or permission is in material breach or default thereof , and no event has occurred which with notice or lapse of time would constitute a material breach or default by such other party or permit termination, modification or acceleration thereof by PharmaHub;

c. PharmaHub is not in material breach or default of any such license, sublicense, agreement, or permission, and no event has occurred which with notice or lapse of time would constitute a material breach or default by PharmaHub or permit termination, modification, or acceleration thereof by another party thereto;

d. to the knowledge of PharmaHub, no other party to the license, sublicense, agreement, or permission has repudiated any material provision thereof;

e. PharmaHub has not repudiated any material provision of any license, sublicense, agreement, or permission; and

f. PharmaHub has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

iv. PharmaHub is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, which would interfere with his or her duties to PharmaHub or that would conflict with PharmaHub’s business as proposed to be conducted.

Q. Insurance.  Section “6Q” of Exhibit “M” sets forth the following information with respect to each material insurance policy (including policies providing property, casualty, liability, and workers’ compensation coverage and bond and surety arrangements) with respect to which PharmaHub is a party, a named insured, or otherwise the beneficiary of coverage:

i. the name, address, and telephone number of the agent;

ii. the name of the insurer, the name of the policyholder, and the name of each covered insured;

iii. the policy number and the period of coverage;

iv. the scope (including an indication of whether the coverage is on a claims made, occurrence, or other basis) and the amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

v. a description of any retroactive premium adjustments or other material loss-sharing arrangements.

With respect to each such insurance policy: (i) the policy is legal, valid, binding, enforceable, and in full force and effect in all material respects; (ii) neither any of PharmaHub nor any other party to the policy is in material breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a material breach or default, or permit termination, modification, or acceleration, under the policy (including but not limited to retroactive premium adjustments); and (iii) no party to the policy has repudiated any material provision thereof.  Section “6Q” of Exhibit “M” describes any material self-insurance arrangements affecting PharmaHub, and identifies each material insurance claim made by PharmaHub in the three (3) years prior to the date of this Agreement.

R. Employee Benefits.  There is no employee benefit plan which PharmaHub maintains or to which PharmaHub contributes or has any obligation to contribute.

S. Guaranties.  PharmaHub is not a guarantor or is not otherwise responsible for any liability or obligation (including indebtedness) of any other person or entity.

T. Certain Business Relationships.  Except as set forth in Section “6T” of Exhibit “M”, none of the officers, directors or stockholders of PharmaHub has been involved in any material business arrangement or relationship with PharmaHub, and none of the officers, directors or stockholders of PharmaHub owns any material asset, tangible or intangible, which is used in the business of PharmaHub.

U. Registration Rights.  Except as is set forth in Section “6U” of Exhibit “M”, PharmaHub has not granted or agreed to grant to any person or entity any rights (including piggyback registration rights) to have any securities of PharmaHub registered with the United States Securities and Exchange Commission or any other governmental authority.

V. Change of Control Payments.  Neither the execution, delivery and performance by PharmaHub of this Agreement nor the consummation of any of the transactions contemplated by this Agreement shall require any payment by PharmaHub, in cash or kind, under any agreement, plan, policy, commitment or other arrangement of PharmaHub.  There are no agreements, plans, policies, commitments or other arrangements with respect to any compensation, benefits or consideration which will be materially increased, or the vesting of benefits of which will be materially accelerated, as a result of the execution and delivery of this Agreement and any of the Exhibits to this Agreement or the occurrence of any of the transactions completed by this Agreement.  There are no payments or other benefits, the value of which will be calculated on the basis of any of the transactions contemplated by this Agreement.  PharmaHub has not made, is not obligated to make, and is not a party to any agreement that under certain circumstances could obligate it to make any “excess parachute payment” as defined in Code Section 280G.

W. Investments.  PharmaHub owns the debt or equity securities of the entities set forth in Section “6W” of Exhibit “M” attached hereto.  PharmaHub does not represent, warrant or covenant to WWR anything with respect to the value of its investments, including, but not limited to, Akanas Therapeutics, Inc. and the joint venture entered into by PharmaHub.

X. Accounts Receivable.  Except as otherwise set forth in Section “6X” of Exhibit “M”, the accounts receivable reflected on the March 31, 2010 balance sheet included in the PharmaHub Financial Statements and all of PharmaHub’s accounts receivable arising since March 31, 2010 arose from bona fide transactions in the ordinary course of business, and the goods and services involved have been sold, delivered, and performed to the account obligors, and no further filings (with governmental authorities, insurers or others) are required to be made, no further goods are required to be provided and no further services are required to be rendered in order to complete the sales and fully render the services and to entitle PharmaHub to collect the accounts receivable in full.  Except as otherwise set forth in Section “6X” of Exhibit “M” attached hereto, no such account has been assigned or pledged to any other person or entity, and, except only to the extent fully reserved against as set forth in the March 31, 2010 balance sheet included in the PharmaHub Financial Statements, no defense or set-off to any such account has been asserted by the account obligor, and PharmaHub has no knowledge that any such defense or set-off exists.

Y. Inventory.  PharmaHub does not have any inventory.

Z. Properties and Assets.  Except as otherwise set forth in Section “6Z” of Exhibit “M”, PharmaHub has and will have as of the Closing Date legal and beneficial ownership of any and all properties and assets (real, personal or mixed, tangible or intangible) owned or used by PharmaHub or the legal right to use such properties and assets through lease agreements, licenses or the like, free and clear of any and all liens.  Except as otherwise set forth in Section “6Z” of Exhibit “M”, PharmaHub’s Tangible Company Properties are suitable for the purposes for which intended and in operating condition and repair consistent with normal industry standards, except for ordinary wear and tear, and except for such Tangible Company Properties as shall have been taken out of service on a temporary basis for repairs or replacement consistent with PharmaHub’s prior practices and normal industry standards.  Except as otherwise set forth in Section “6Z” of Exhibit “M”, during the past three (3) years there has not been any significant interruption of PharmaHub’s business due to inadequate maintenance or obsolescence of the Tangible Company Properties.

AA. Real Property.

i. PharmaHub has no interests in real property except for its lease (the “Diamond Bar Lease”) for the use of premises (the “Diamond Bar Leased Premises”) located at 20955 Pathfinder Road, Suite 100, Diamond Bar, California 91765 and its lease (the “Cambridge Lease”) for the use of premises (the “Cambridge Leased Premises”) located at 1 Broadway, 14th Floor, Cambridge, Massachusetts 02142.  The Diamond Bar Lease and the Cambridge Lease shall collectively be referred to as the “Leases”.  The Diamond Bar Leased Premises and the Cambridge Leased Premises shall collectively be referred to as the “Leased Premises”.

ii. The Leases, and all guaranties with respect thereto, are in full force and effect and have not been amended in writing or otherwise, and no party thereto is in default or breach under the Leases.  PharmaHub has no knowledge of any event which has occurred which, with the passage of time or the giving of notice or both, would cause a breach of or default under the Leases by PharmaHub.  Other than ordinary annual adjustments for taxes and expenses, neither PharmaHub nor its agents or employees have received written notice of any claimed abatements, offsets, defenses, or other bases for relief or adjustment under the Leases.

iii. With respect to the Leased Premises:  (a) PharmaHub has a valid leasehold interest in the Leased Premises, free and clear of any liens, covenants, easements, or title defects other than encumbrances that have not had or are not reasonably expected to have a material adverse effect upon PharmaHub’s use and occupancy of the Leased Premises; (b) the portions of the buildings located on the Leased Premises which are used in the business of PharmaHub are each in reasonable repair and condition, normal wear and tear excepted, and are in the aggregate sufficient to satisfy PharmaHub’s current and reasonably anticipated normal business activities as conducted thereon; (c) the Leased Premises (I) has direct access to public roads or access to public roads by means of a perpetual access easement, such access being sufficient to satisfy the current transportation requirements of the business presently conducted at such parcel; and (II) is served by all utilities in such quantity and quality as are necessary and sufficient to satisfy the current normal business activities conducted at such parcel; and (d) PharmaHub has not received notice of (I) any condemnation, eminent domain, or similar proceeding affecting any portion of the Leased Premises or any access thereto, and PharmaHub has no knowledge that any such proceedings are contemplated, (II) any special assessment or pending improvement liens to be made by any governmental authority which may affect the Leased Premises, or  (III) any violations of building codes and/or zoning ordinances or other governmental regulations with respect to the Leased Premises.

BB. Commitments.

i. Except as otherwise set forth in Section “6BB” of Exhibit “M”, PharmaHub is not a party to or bound by any of the following, whether written or oral:

a. any contract which cannot by its terms be terminated by PharmaHub upon 30 days’ or less notice without penalty or whose term continues beyond one year after the date of this Agreement;

b. any contract or commitment for capital expenditures by PharmaHub not in the ordinary course of business;

c. any lease or license with respect to any properties, real or personal, whether as landlord, tenant, licensor, or licensee;

d. any contract, indenture, or other instrument relating to the borrowing of money or the guarantee of any obligation or the deferred payment of the purchase price of any Properties;

e. any partnership agreement, joint venture agreement or limited liability company agreement;

f. any contract with any affiliate of PharmaHub relating to the provision of goods or services by or to PharmaHub;

g. any contract for the sale of any assets not in PharmaHub’s ordinary course of business;

h. any contract which purports to limit PharmaHub’s freedom to compete freely in any line of business or in any geographic area;

i. preferential purchase right, right of first refusal, or similar contract; or

j. other contract with respect to the business of PharmaHub.

ii. Except as disclosed in Section “6BB” of Exhibit “M”, all of the contracts listed or required to be listed in Section “6BB” of Exhibit “M” are valid, binding, and in full force and effect, PharmaHub has not been notified or advised by any party thereto of such party’s intention or desire to terminate or modify any such contract in any respect, and PharmaHub is not, and PharmaHub has no knowledge of any other party which is, in breach of any of the terms or covenants of any contract listed or required to be listed in Section “6BB” of Exhibit “M”.

iii. Except as otherwise set forth in Section “6BB” of Exhibit “M”, PharmaHub is not a party to or bound by any contract or contracts the terms of which were arrived at by or otherwise reflect less-than-arm’s-length negotiations or bargaining.

CC. Permits. PharmaHub has any and all permits, rights, approvals, licenses, authorizations, legal status, orders, or contracts under any legal requirement or otherwise granted by any governmental authority (“Permits”) necessary for PharmaHub to own, operate, use, and/or maintain its properties and to conduct its business and operations as presently conducted and as it presently expects such business and operations to be conducted in the future.  All such Permits are in effect, no proceeding is pending to modify, suspend or revoke, withdraw, terminate, or otherwise limit any such Permits, and PharmaHub has no knowledge of any such proceeding which is threatened. No administrative or governmental actions have been taken, and PharmaHub has no knowledge of any such actions which are threatened in connection with the expiration or renewal of such Permits which could reasonably be expected to adversely affect the ability of PharmaHub to own, operate, use, or maintain any of its properties or to conduct its business and operations as presently conducted and as expected to be conducted in the future.  PharmaHub has no knowledge of (i) any violations which have occurred that remain uncured, unwaived, or otherwise unresolved, or are occurring in respect of any such Permits, other than inconsequential violations, and (ii) any circumstances which exist that would prevent or delay the obtaining of any requisite consent, approval, waiver, or other authorization of the transactions contemplated by this Agreement with respect to such Permits that by their terms or under applicable law may be obtained only after Closing.

DD. Banks.  Section “6DD” of Exhibit “M” sets forth (i) the name of each bank, trust company, or other financial institution and stock or other broker with which PharmaHub has an account, credit line or safe deposit box or vault, (ii) the names of all persons authorized to draw thereon or to have access to any safe deposit box or vault, (iii) the purpose of each such account, safe deposit box, or vault, and (iv) the names of all persons authorized by proxies, powers of attorney, or other like instrument to act on behalf of PharmaHub in matters concerning any of its business or affairs.  Except as otherwise set forth in Section “6DD” of Exhibit “M” attached hereto, no such proxies, powers of attorney, or other like instruments are irrevocable.

EE. Absence of Certain Business Practices.  PharmaHub has no knowledge of any instance where PharmaHub or any affiliate or agent of PharmaHub, or any other person acting on behalf of or associated with PharmaHub, acting alone or together, has received, directly or indirectly, any rebates, payments, commissions, promotional allowances or any other economic benefits, regardless of their nature or type, from any customer, supplier, employee, or agent of any customer or supplier.

FF. Transactions with Affiliates.  Except as set forth in Section “6FF” of Exhibit “M” attached hereto and except for normal advances to employees consistent with past practices, payment of compensation for employment to employees consistent with past practices, and participation in employee benefit plans by employees, PharmaHub has not purchased, acquired, or leased any property or services from, or sold, transferred, or leased any property or services to, or loaned or advanced any money to, or borrowed any money from, or entered into or been subject to any management, consulting, or similar agreement with, or engaged in any other significant transaction with any officer, director, or stockholder of PharmaHub or any of their respective affiliates.  Except as set forth in Section “6FF” of Exhibit “M”, no officer, director, or stockholder of PharmaHub and none of their respective affiliates is indebted to PharmaHub for money borrowed or other loans or advances, and PharmaHub is not indebted to any such affiliate.

GG. Litigation.  There are no legal, administrative, arbitration or other proceedings or governmental investigations materially affecting PharmaHub or its properties, assets or businesses, or with respect to any matter arising out of the conduct of PharmaHub’s business pending or to its knowledge threatened, by or against, any officer or director of PharmaHub in connection with its affairs, whether or not covered by insurance.  (i) neither PharmaHub nor its officers or directors are subject to any order, writ, injunction or decree of any court, department, agency or instrumentality affecting PharmaHub, and (ii) PharmaHub is not presently engaged in any legal action.  Section “6GG” of Exhibit “M” also includes a listing of all claims, actions, suits, investigations, or proceedings involving PharmaHub which were pending, settled, or adjudicated since July 9, 2009.

HH. Business Conducted in No Other Name.  All business of PharmaHub has been conducted in its name and for its benefit and there are no parties related, either directly or indirectly, which are competing for the business of PharmaHub.

II.  Complete Disclosure.  No representation or warranty of PharmaHub which is set forth in this Agreement, or in a writing furnished or to be furnished pursuant to this Agreement, to PharmaHub’s knowledge contains or shall contain any untrue statement of a material fact, or omits or shall omit to state any fact which is required to make the statements which are contained in this Agreement or in a writing furnished or to be furnished pursuant to this Agreement, in light of the circumstances under which they were made, not materially misleading.  There is no fact relating to the business, affairs, operations, conditions (financial or otherwise) or prospects of PharmaHub which would materially adversely affect same which has not been disclosed to WWR in this Agreement.

JJ.  No Defense.  It shall not be a defense to a suit for damages for any misrepresentation or breach of covenant or warranty that WWR knew or had reason to know that any covenant, representation or warranty of PharmaHub in this Agreement or furnished or to be furnished to WWR contained untrue statements.

7.           Mutual Covenants of WWR and PharmaHub

A. Notice of Developments and Updates.  Each of the Parties to this Agreement shall give prompt written notice pursuant to Paragraph “C” of Article “20” of this Agreement to the other Parties to this Agreement of any act, event or occurrence which may cause or constitute a breach of any of its representations and warranties set forth in Articles “5” or “6” of this Agreement, as the case may be.

B. Supplements to Exhibits.  From time to time prior to the Closing Date, the Parties shall promptly supplement or amend, in writing, the Exhibits to this Agreement which they have delivered pursuant to this Agreement with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in any such Exhibit or which is necessary to correct any information in any Exhibit which has been rendered inaccurate by any such matter hereafter arising.  No disclosure by any party pursuant to this Paragraph “B” of this Article “7” of this Agreement shall be deemed to cure any misrepresentation, breach of warranty, or breach of covenant unless (i) such disclosure is made prior to the Closing Date and (ii) the other Parties to this Agreement elect to close the Merger in spite of such disclosure, in which event any claims with respect to any such misrepresentations or breaches shall be deemed waived by the Parties.

C. Efforts to Meet Conditions.  Subject to the terms and conditions of this Agreement, each of the Parties to this Agreement shall use its best efforts to perform or satisfy each covenant or condition to be performed or satisfied by each of them prior to and after the Closing and shall use all reasonable efforts to take or cause to be taken all actions and do or cause to be done all things required, whether under applicable legal requirements or otherwise, in order to consummate the transactions contemplated by this Agreement, including, but not limited to, (i) obtaining all permits, authorizations, consents and approvals of any governmental authority or other person which are required for or in connection with the consummation of the transactions contemplated by this Agreement, (ii) taking any and all reasonable actions necessary to satisfy all of the conditions to each party’s obligations in this Agreement, and (iii) executing and delivering all agreements and documents required by this Agreement to be executed and delivered by such party on or prior to the Closing.

D. Cooperation; Notice; Cure.  Subject to compliance with applicable law, from the date of this Agreement until the Closing Date, each of the Parties shall confer on a regular and frequent basis with one or more representatives of the other Parties to report on the general status of ongoing operations.  WWR shall promptly provide PharmaHub or its counsel, and PharmaHub shall promptly provide WWR or its counsel with copies of any filings any of them made with any governmental entity in connection with this Agreement and the transactions contemplated by this Agreement.  Each of the Parties shall notify the others of, and will use all commercially reasonable efforts to cure before the Closing Date, any event, transaction or circumstance, as soon as practical after it becomes known to such party, that causes or will cause any covenant or agreement of the Parties pursuant to this Agreement to be breached or that renders or will render untrue any representation or warranty of the Parties contained in this Agreement.  Each of the Parties shall also notify the others in writing of, and will use all commercially reasonable efforts to cure, before the Closing Date, any violation or breach, as soon as practical after it becomes known to such party, of any representation, warranty, covenant or agreement made by the Parties.  No notice given pursuant to this Paragraph “D” of this Article “7” of this Agreement shall have any effect upon the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained in this Agreement.

E. Each of PharmaHub and WWR (the “First Party”) shall have delivered to the other of PharmaHub or WWR (the “Second Party”), as the case may be, at or prior to the Closing such other documents (including certificates of officers of the First Party) as the Second Party may reasonably request in order to enable the Second Party to determine whether the conditions to its obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

8.           Conduct of WWR’s Business Prior to the Closing Date.  Between the date of this Agreement and the Closing Date, WWR shall carry on its business in the ordinary course and in the same manner as heretofore conducted and shall preserve intact the existing business organization of WWR, and use its best efforts to (i) keep available to WWR the services of WWR’s present officers and employees, (ii) maintain all of WWR’s properties in their present condition (ordinary wear and tear excepted), (iii) maintain insurance policies with respect to WWR’s business and properties consistent with current practice, and (iv) maintain WWR’s rights and franchises. Without the prior written consent of PharmaHub, WWR shall not:

A.           make any change in the Bylaws of WWR;

B.           authorize or issue any Common Stock or any rights, warrants, options or convertible securities to acquire such interest;

C.           conduct the business of WWR in any manner other than in the ordinary course;

D.           take any action or omit to do any act which would cause the representations or warranties of WWR contained herein to be untrue or incorrect in any material respect;

E.           hire any employee other than in the ordinary course of business;

F.           except for liabilities incurred and obligations under contracts entered into in the ordinary course of business, incur any obligation or liability (absolute or contingent), including, but not limited to, any debt or guarantee any such debt or issue or sell any debt securities or guarantee any debt securities of others;

G.           declare or make any payment or distribution to its Board of Directors or purchase or redeem any shares of capital stock, except pursuant to the terms and conditions of this Agreement;

H.           mortgage, pledge or subject to lien, charge or any other encumbrance, any asset, whether tangible or intangible, of WWR;

I.           sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets except in the ordinary course of business unless any such successor assumes any and all outstanding liabilities;

J.           commit any act or omit to do any act which would cause a material breach of any agreement, contract or commitment which is listed in an Exhibit annexed to this Agreement; or

K.           commit any other act or omit to do any other act which would have a material adverse effect upon the business, or financial condition of WWR.

9.           Conduct of PharmaHub Business Prior to the Closing Date. Between the date of this Agreement and the Closing Date, PharmaHub shall carry on its business in the ordinary course and in the same manner as heretofore conducted and shall preserve intact the existing business organization of PharmaHub, and use its best efforts to (i) keep available to PharmaHub the services of PharmaHub’s present officers and employees, (ii) preserve PharmaHub’s relationships, if any, with customers, suppliers and others having business dealings with PharmaHub, to the end that its goodwill and ongoing business shall not be materially impaired on the Closing Date.  Without the prior written consent of WWR, PharmaHub shall not:

A.           make any change in the Certificate of Incorporation or Bylaws of PharmaHub;

B.           conduct the business of PharmaHub in any manner other than in the ordinary course;

C.           authorize or issue any capital stock or any rights, warrants, options or convertible securities to acquire such stock.

D.           pay any accrued and unpaid compensation, nor increase the compensation payable to, or to become payable by PharmaHub to any officer, director or employee or make any bonus, insurance, pension, or other benefit plan, payment or arrangement to or with any officer, director or employee;

E.           hire any employee other than in the ordinary course of business;

F.           except for liabilities incurred and obligations under contracts entered into in the ordinary course of business, incur any obligation or liability (absolute or contingent), including, but not limited to, any debt or guarantee any such debt or issue or sell any debt securities or guarantee any debt securities of others;

G.           declare or make any payment or distribution to its Stockholders (other than payment of compensation for services rendered, if applicable) or purchase or redeem any shares of capital stock, except pursuant to the terms and conditions of this Agreement;

H.           mortgage, pledge or subject to lien, charge or any other encumbrance, any asset, whether tangible or intangible, of PharmaHub;

I.            sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets except in the ordinary course of business unless any such successor assumes any and all outstanding liabilities;

J.           take any action or omit to do any act which would cause the representations or warranties of PharmaHub contained herein to be untrue or incorrect in any material respect;

K.           commit any act or omit to do any act which would cause a material breach of any agreement, contract or commitment which is listed in an Exhibit annexed to this Agreement; or

L.           commit any other act or omit to do any other act which would have a material adverse effect upon the business, financial condition or earnings of PharmaHub.

10.           Conditions of Closing.

A.           Conditions to PharmaHub’s Obligation to Close.  The obligation of PharmaHub to close the transactions set forth in this Agreement shall be subject to the following conditions:

(i)           Representations and Warranties of WWR to be True.  To WWR’s knowledge, the representations and warranties of WWR set forth in this Agreement shall be true in all material respects on the Closing Date with the same effect as though made at such time, except to the extent waived or affected by the transactions set forth in this Agreement; and WWR shall have delivered to PharmaHub a certificate of WWR in the form annexed hereto and made a part hereof as Exhibit “N”, signed by the Board of Directors of WWR and dated the Closing Date to such effect.

(ii)           Performance of Obligations of WWR.  WWR shall have performed all obligations and complied with all covenants set forth in this Agreement to be performed or complied with in all material respects by it prior to the Closing Date, and WWR shall have delivered to PharmaHub a certificate of WWR in the form annexed hereto as Exhibit “N” signed by the Board of Directors of WWR and dated the Closing Date to such effect.

(iii)           Statutory Requirements.  Any statutory requirement for the valid consummation by WWR of the transactions set forth in this Agreement shall have been fulfilled; any authorizations, consents and approvals of all federal, state and local governmental agencies and authorities required to be obtained, in order to permit consummation by WWR of the transactions set forth in this Agreement and to permit the business presently carried on by WWR to continue unimpaired following the Closing Date, shall have been obtained, and WWR shall have delivered to PharmaHub a certificate of WWR in the form annexed hereto as Exhibit “N”, signed by the Board of Directors of WWR and dated the Closing Date to such effect.

(iv)           No Governmental Proceedings.  No action or proceeding shall have been instituted before a court or other governmental body by any governmental agency or public authority to restrain or prohibit the transactions set forth in this Agreement and WWR shall have delivered to PharmaHub a certificate of WWR in the form annexed hereto as Exhibit “N”, signed by the Board of Directors of WWR and dated the Closing Date to such effect.

(v)           Consents Under Agreements.  WWR shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions set forth in this Agreement and WWR shall have delivered to PharmaHub a certificate of WWR in the form annexed hereto as Exhibit “N”, signed by the Board of Directors of WWR and dated the Closing Date to such effect.

(vi)           Stockholder Approval.  This Merger Agreement shall have been duly approved by the stockholders owning a majority of the issued and outstanding shares of WWR pursuant to the form of written consent of the stockholders in lieu of a meeting of the stockholders of WWR which is annexed hereto as Exhibit “F”.

B.           Conditions to WWR’s Obligation to Close.  The obligation of WWR to close the transactions set forth in this Agreement shall be subject to the following conditions:

(i)           Representations and Warranties of PharmaHub to be True.  To PharmaHub’s knowledge, the representations and warranties of PharmaHub set forth in this Agreement shall be true in all material respects on the Closing Date with the same effect as though made at such time, except to the extent waived or affected by the transactions set forth in this Agreement; and PharmaHub shall have delivered to WWR a certificate of PharmaHub in the form annexed hereto and made a part hereof as Exhibit “O”, signed by the President of PharmaHub and dated the Closing Date to such effect.

(ii)           Performance of Obligations of PharmaHub.  PharmaHub shall have performed all obligations and complied with all covenants set forth in this Agreement to be performed or complied with in all material respects by it prior to the Closing Date, and PharmaHub shall have delivered to WWR a certificate of PharmaHub in the form annexed hereto as Exhibit “O”, signed by the President of PharmaHub and dated the Closing Date to such effect.

(iii)           Statutory Requirements.  Any statutory requirement for the valid consummation by PharmaHub of the transactions set forth in this Agreement shall have been fulfilled; any authorizations, consents and approvals of all federal, state and local governmental agencies and authorities required to be obtained, in order to permit consummation by PharmaHub of the transactions set forth in this Agreement and to permit the business presently carried on by PharmaHub to continue unimpaired following the Closing Date, shall have been obtained and PharmaHub shall have delivered to WWR a certificate of PharmaHub signed by the President of PharmaHub and dated the Closing Date to such effect.

(iv)           No Governmental Proceedings.  No action or proceeding shall have been instituted before a court or other governmental body by any governmental agency or public authority to restrain or prohibit the transactions set forth in this Agreement and PharmaHub shall have delivered to WWR a certificate of PharmaHub in the form annexed hereto as Exhibit “O”, signed by the President of PharmaHub and dated the Closing Date to such effect.

(v)           Consents Under Agreements.  PharmaHub shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions set forth in this Agreement, and PharmaHub shall have delivered to WWR a certificate of PharmaHub signed by the President of PharmaHub and dated the Closing Date to such effect.

(vi)           Good Standing Certificate.  On the Closing Date, PharmaHub shall provide a good standing certificate for PharmaHub issued by the Secretary of State of the State of Nevada complete and correct as of five (5) business days prior to the Closing Date.

(vii)           Stockholder Approval.  This Merger Agreement shall have been duly approved by the stockholders owning a majority of the issued and outstanding shares of PharmaHub pursuant to the form of written consent of the stockholders in lieu of a meeting of the stockholders of PharmaHub which is annexed hereto as Exhibit “K”.

11.           Documents, Certificates, etc. to be Delivered at Closing.

A.           At the Closing, PharmaHub shall deliver to WWR the PharmaHub Certificate of Representations and Warranties signed by the President of PharmaHub in the form annexed hereto and made a part hereof as Exhibit “O”.

B.           At the Closing, WWR shall deliver the following items to PharmaHub:

(i)           the minute books of WWR;

(ii)          the corporate seal of WWR;

(iii)         all original insurance policies of WWR;

(iv)         all book and records of WWR including, but not limited to, contracts, deeds, bonds, notes, mortgages, leases, books, records, documents, instruments, invoices, bills, vouchers, cancelled checks, checkbooks, bank books of PharmaHub and credit cards which are billed to WWR; and

(v)          the WWR Certificate of Representations and Warranties signed by the President of WWR in the form annexed hereto and made a part hereof as Exhibit “O”.

12.           Equitable Relief.

A.           WWR acknowledges that PharmaHub shall be irreparably damaged if this Agreement is not consummated.  Therefore, in the event of any breach by WWR of this Agreement, PharmaHub shall have the right, at its election, to obtain equitable relief including, but not limited to, an order for specific performance of this Agreement or an injunction, without the need to: (i) post a bond or other security, (ii) to prove any actual damage or (iii) to prove that money damages would not provide an adequate remedy.  Resort to such equitable relief, however, shall not be construed to be a waiver of any other rights or remedies which PharmaHub may have for damages or otherwise.

B.           PharmaHub acknowledges that WWR shall be irreparably damaged if this Agreement is not consummated.  Therefore, in the event of any breach by PharmaHub of this Agreement, WWR shall have the right, at its election, to obtain equitable relief including, but not limited to, an order for specific performance of this Agreement or an injunction, without the need to: (i) post a bond or other security, (ii) to prove any actual damage or (iii) to prove that money damages would not provide an adequate remedy. Resort to such equitable relief, however, shall not be construed to be a waiver of any other rights or remedies which WWR may have for damages or otherwise.

13.           Method of Termination.  This Agreement may be terminated prior to the Closing Date, by any of the following methods:

A.           Mutual consent of PharmaHub and WWR;

B.           By written notice from any of the Parties, if within ten (10) business days after receipt of written notice that the Closing Date has passed, the Closing has not occurred; provided however, that if the Closing shall not have occurred on, or prior to, the Closing Date as a result of any action taken, or failure to act, by any governmental or regulatory authority including, but not limited to, the withholding of, or a delay in, any approval in connection with any aspect of the transactions contemplated hereby, then the Closing Date shall automatically be extended until a date which is a reasonable time subsequent to the date upon which such governmental or regulatory action is resolved which will allow the Parties to complete the procedures required to consummate the transactions contemplated hereby; provided further, however, that the right to terminate this Agreement pursuant to this Paragraph “B” of this Article “13” of this Agreement shall not be available to any party whose failure to fulfill any obligation pursuant to this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date;

C.           By WWR  if there is a material breach of any representation or warranty set forth in Article “6” of this Agreement or any covenant or agreement to be complied with or performed by PharmaHub pursuant to the terms of this Agreement, including, but not limited to, the covenants set forth in Article “7”  of this Agreement, or the failure of a condition set forth in Article “10” of this Agreement to be satisfied (and such condition is not waived in writing by WWR) on or prior to the Closing Date, or the occurrence of any event which results in the failure of a condition set forth in Article “10” of this Agreement to be satisfied on or prior to the Closing Date; provided however, that, WWR may not terminate this Agreement prior to the Closing if PharmaHub has not had an adequate opportunity to cure such failure, pursuant to Article “15” of this Agreement; or

D.           By PharmaHub if there is a material breach of any representation or warranty set forth in Article “5” of this Agreement or any covenant or agreement to be complied with or performed by WWR pursuant to the terms of this Agreement, including, but not limited to, the covenants set forth in Article “7” of this Agreement, or the failure of a condition set forth in Article “10” of this Agreement to be satisfied (and such condition is not waived in writing by PharmaHub) on or prior to the Closing Date, or the occurrence of any event which results in the failure of a condition set forth in Article “10” of this Agreement to be satisfied on or prior to the Closing Date; provided, however, that PharmaHub may not terminate this Agreement prior to Closing if WWR has not had an adequate opportunity to cure such failure, pursuant to Article “15” of this Agreement.

14.           Effect of Termination.  If this Agreement is terminated pursuant to the provisions set forth in Article “13” of this Agreement, this Agreement shall become null and void and shall have no further effect, and no Party shall have any liability with respect to this Agreement, including but not limited to the provisions set forth Paragraph “A” of Article “18” of this Agreement and Paragraph “B” of Article “18” of this Agreement.

15.            Cooperation; Notice; Cure.  Subject to compliance with applicable law, from the date of this Agreement until the Closing Date, each of PharmaHub and WWR shall confer on a regular and frequent basis with one or more representatives of the other party to report on the general status of ongoing operations.  WWR shall promptly provide PharmaHub or its counsel with copies of all of its filings made with the SEC or with any Governmental Entity in connection with this Agreement, the Merger and the transactions contemplated hereby and thereby. Each of PharmaHub and WWR shall notify the other of, and will use all commercially reasonable efforts to cure before the Closing Date, any event, transaction or circumstance, as soon as practical after it becomes known to such party, that causes or will cause any covenant or agreement of PharmaHub or WWR under this Agreement to be breached or that renders or will render untrue any representation or warranty of PharmaHub or WWR contained in this Agreement. Each of PharmaHub and WWR also shall notify the other in writing of, and will use all commercially reasonable efforts to cure, before the Closing Date, any violation or breach, as soon as practical after it becomes known to such party, of any representation, warranty, covenant or agreement made by PharmaHub or WWR. No notice given pursuant to this paragraph shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein.

16.           Expenses.  Each Party to this Agreement shall bear and pay its own costs and expenses incurred in connection with the preparation, execution, and delivery of this Agreement and the transactions set forth in this Agreement.

17.           Survival of Representations, Warranties and Covenants.  All covenants, agreements, representations and warranties made in or in connection with this Agreement shall survive the Closing Date hereof, and shall continue in full force and effect for two (2) years after the Closing Date, it being understood and agreed that each of such covenants, agreements, representations and warranties is of the essence of this Agreement and the same shall be binding upon and shall inure to the benefit of the Parties hereto, its successors and assigns.

18.           Indemnification.

A.           Indemnification by WWR.

(i)           In order to induce PharmaHub to enter into and perform this Agreement, WWR does hereby indemnify, protect, defend and save and hold harmless PharmaHub and each of its Stockholders, affiliates, officers, directors, control persons, employees, attorneys, agents, partners and trustees and personal representatives of any of the foregoing ("Indemnified Parties"), from and against any loss resulting to any of them from any material loss, liability, cost, damage, or expense which the Indemnified Parties may suffer, sustain or incur arising out of or due to a breach by WWR of the representations, warranties and covenants set forth in this Agreement and from any claim resulting from the delivery and or distribution of shares of Common Stock of PharmaHub by WWR to its Stockholders under this Agreement.

(ii)          In order to induce PharmaHub to enter into and perform this Agreement, WWR does hereby indemnify, protect, defend and save and hold harmless the Indemnified Parties against any claims including, but not limited to stockholder appraisal rights pursuant to the applicable provisions of the Nevada Revised Statutes, made by any PharmaHub stockholder who has not consented, as set forth in Subparagraph “(v)” of Paragraph “B” of Article “10” of this Agreement, to PharmaHub entering into this Agreement and the transactions set forth in this Agreement.

B.           Indemnification by PharmaHub

(i)  In order to induce WWR to enter into and perform this Agreement, PharmaHub does hereby indemnify, protect, defend and save and hold harmless WWR and each of its Stockholders, affiliates, officers, directors, control persons, employees, attorneys, agents, partners and trustees and personal representatives of any of the foregoing ("Indemnified Parties"), from and against any loss resulting to any of them from any material loss, liability, cost, damage, or expense which the Indemnified Parties may suffer, sustain or incur arising out of or due to a breach by PharmaHub of the representations, warranties and covenants set forth in this Agreement and from any claim resulting from the delivery and or distribution of shares of Common Stock of WWR by PharmaHub to its Stockholders under this Agreement.

(ii)  In order to induce WWR to enter into and perform this Agreement, PharmaHub does hereby indemnify, protect, defend and save and hold harmless the Indemnified Parties against any claims including, but not limited to stockholder appraisal rights pursuant to the applicable provisions of the Nevada Revised Statute, made by any WWR Stockholder who has not consented, as set forth in Subparagraph “(v)” of Paragraph “A” of Article “10” of this Agreement, to WWR entering into this Agreement and the transactions set forth in this Agreement.

C.           Reasonable Costs, Etc.  The indemnification, which is set forth in this Article “18” of this Agreement shall be deemed to include not only the specific liabilities or obligations with respect to which such indemnity is provided, but also all counsel fees, reasonable costs, expenses and expenses of settlement relating thereto, whether or not any such liability or obligation shall have been reduced to judgment.

D.           Third Party Claims.  If any demand, claim, action or cause of action, suit, proceeding or investigation (collectively, the “Claim”) is brought against an Indemnified Party for which the Indemnified Party intends to seek indemnity from the other party hereto (the "Indemnifying Party"), then the Indemnified Party within twenty-one (21) days after such Indemnified Party's receipt of the Claim, shall notify the Indemnifying Party pursuant to Paragraph “C” of Article “20” of this Agreement which notice shall contain a reasonably thorough description of the nature and amount of the Claim (the "Claim Notice"). The Indemnifying Party shall have the option to undertake, conduct and control the defense of such claim or demand. Such option to undertake, conduct and control the defense of such claim or demand shall be exercised by notifying the Indemnified Party within ten (10) days after receipt of the Claim Notice pursuant to Paragraph “C” of Article “20” of this Agreement (such notice to control the defense is hereinafter referred to as the “Defense Notice”).  The failure of the Indemnified Party to notify the Indemnifying Party of the Claim shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have pursuant to this Article “18” of this Agreement except to the extent that such failure to notify the Indemnifying Party prejudices the Indemnifying Party. The Indemnified Party shall use all reasonable efforts to assist the Indemnifying Party in the vigorous defense of the Claim. All costs and expenses incurred by the Indemnified Party in defending the Claim shall be paid by the Indemnifying Party.  If, however, the Indemnified Party desires to participate in any such defense or settlement, it may do so at its sole cost and expense (it being understood that the Indemnifying Party shall be entitled to control the defense).  The Indemnified Party shall not settle the Claim.   If the Indemnifying Party does not elect to control the defense of the Claim, within the aforesaid ten (10) day period by proper notice pursuant to Paragraph “C” of Article “20” of this Agreement, then the Indemnified Party shall be entitled to undertake, conduct and control the defense of the Claim (a failure by the Indemnifying Party to send the Defense Notice to the Indemnified Party within the aforesaid ten (10) day period by proper notice pursuant to Paragraph “C” of Article “20” of this Agreement shall be deemed to be an election by the Indemnifying Party not to control the defense of the Claim); provided, however, that the Indemnifying Party shall be entitled, if it so desires, to participate therein (it being understood that in such circumstances, the Indemnified Party shall be entitled to control the defense).  Regardless of which party has undertaken to defend any claim, the Indemnifying Party may, without the prior written consent of the Indemnified Party, settle, compromise or offer to settle or compromise any such claim or demand; provided however, that if any settlement would result in the imposition of a consent order, injunction or decree which would restrict the future activity or conduct of the Indemnified Party, the consent of the Indemnified Party shall be a condition to any such settlement.  Notwithstanding the foregoing provisions of this Article “18” of this Agreement, as a condition to the Indemnifying Party either having the right to defend the Claim, or having control over settlement as indicated in this Article “18” of this Agreement, the Indemnifying Party shall execute an agreement acknowledging its liability for indemnification pursuant to this Article “18” of this Agreement.  Whether the Indemnifying Party shall control and assume the defense of the Claim or only participate in the defense or settlement of the Claim, the Indemnified Party shall give the Indemnifying Party and its counsel access, during normal business hours, to all relevant business records and other documents, and shall permit them to consult with its employees and counsel.

19.           Miscellaneous.

A.           Headings.  Headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

B.           Enforceability.  If any provision which is contained in this Agreement, should, for any reason, be held to be invalid or unenforceable in any respect under the laws of any State of the United States, such invalidity or unenforceability shall not affect any other provision of this Agreement and in this Agreement shall be construed as if such invalid or unenforceable provision had not been contained herein.

C.           Notices.  Any notice or other communication required or permitted hereunder shall be sufficiently given if addressed as follows and sent by (i) mail by (a) certified mail, postage prepaid, return receipt requested and (b) first class mail, (ii) overnight delivery with confirmation of delivery or (iii) electronic mail (“E-mail”) with an original mailed by first class mail, postage prepaid:

If to the PharmaHub:	China PharmaHub Corp. 20955 Pathfinder Road, Suite 100 Diamond Bar, CA 91765 Attn.: Mr. Richard Lui Chief Executive Officer E-mail Address: richard@chnpharmahub.com

With a copy to:	Mintz & Fraade, P.C. 488 Madison Avenue New York, NY 10022 Attn.: Frederick M. Mintz, Esq. E-mail Address: FMM@mintzfraade.com

If to the WWR:	World Wide Relics, Inc. 20955 Pathfinder Road, Suite 100 Diamond Bar, CA 91765 Attn.: Ms. Monica Ding E-mail Address:

With a copy to:	Mintz & Fraade, P.C. 488 Madison Avenue New York, NY 10022 Attn.: Frederick M. Mintz, Esq. E-mail Address: FMM@mintzfraade.com or in each case to such other address and facsimile number as shall have last been furnished by like notice.  If all of the methods of notice set forth in this Paragraph “C” of this Article “19” of this Agreement are impossible for any reason, notice shall be in writing and personally delivered to the aforesaid addresses.  Each notice or communication shall be deemed to have been given as of the following applicable dates:

(i)           If sent by mail, five (5) days after the later of sending by (a) certified mail, postage prepaid, return receipt requested or (b) first class mail.

(ii)           If sent by overnight delivery, as of the date of delivery with confirmation of delivery.

(iii)           If sent by facsimile, either: (a) as of the date so sent if a copy thereof is also mailed by first class mail on the date sent by facsimile or (b) if a copy thereof is not mailed by first class mail on the date sent by facsimile, then five (5) days after sending by first class mail.

(iv)           If delivered by personal delivery, as of the date of delivery.

D.           Governing Law; Disputes.  In view of the fact that Mintz & Fraade, P.C.’s offices are located in the State of New York the work performed in drafting this Agreement occurred in the State of New York, the Parties agree that this Agreement shall in all respects be construed, governed, applied and enforced in accordance with the laws of the State of New York and be deemed to be an agreement entered into in the State of New York and made pursuant to the laws of the State of New York, without giving effect to the principles of conflicts of law.  Moreover, the Parties agree that pursuant to Section 5-1401 of the General Obligations Law of New York, if applicable, this Agreement shall in all respects be construed, governed, applied and enforced in accordance with the laws of the State of New York and be deemed to be an agreement entered into in the State of New York and made pursuant to the laws of the State of New York, without giving effect to the principles of conflicts of law.  The Parties agree that they shall be deemed to have agreed to binding arbitration with respect to the entire subject matter of any and all disputes relating to or arising under this Agreement including, but not limited to, the specific matters or disputes as to which arbitration has been expressly provided for by other provisions of this Agreement and that any such arbitration shall be commenced exclusively in New York County, New York.  Any such arbitration shall be by a panel of three arbitrators who shall also be certified public accountants and pursuant to the commercial rules then existing of the American Arbitration Association in the State of New York, County of New York.  In all arbitrations, judgment upon the arbitration award may be entered in any court having jurisdiction.  The Parties specifically designate the courts in the State of New York, County of New York as properly having jurisdiction for any proceeding to confirm and enter judgment upon any such arbitration award.  The Parties hereby consent to and submit to the exclusive jurisdiction of the courts of the State of New York in any action or proceeding and submit to personal jurisdiction over each of them by such courts.  The Parties hereby waive personal service of any and all process and specifically consent that in any such action or proceeding brought in the courts of the State of New York, any service of process may be effectuated upon any of them by certified mail, return receipt requested, in accordance with Paragraph “C” of this Article “19” of this Agreement.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

The Parties agree, further, that the prevailing party in any such arbitration as determined by the arbitrators shall be entitled to such costs and attorney's fees, if any, in connection with such arbitration as may be awarded by the arbitrators.  In connection with the arbitrators’ determination for the purpose of which party, if any, is the prevailing party, they shall take into account all of the factors and circumstances including, without limitation, the relief sought, and by whom, and the relief, if any, awarded, and to whom.  In addition, and notwithstanding the foregoing sentence, a party shall not be deemed to be the prevailing party in a claim seeking monetary damages, unless the amount of the arbitration award exceeds the amount offered in a legally binding writing by the other party by fifteen percent (15%) or more.  For example, if the party initiating arbitration (“A”) seeks an award of $100,000 plus costs and expenses, the other party (“B”) has offered A $50,000 in a legally binding written offer prior to the commencement of the arbitration proceeding, and the arbitration panel awards any amount less than $57,500 to A, the panel should determine that B has “prevailed”.

The arbitration panel shall have no power to award non-monetary or equitable relief of any sort.  It shall also have no power to award (i) damages inconsistent with any applicable agreement between the Parties or (ii) punitive damages or any other damages not measured by the prevailing party’s actual damages; and the Parties expressly waive their right to obtain such damages in arbitration or in any other forum.  In no event, even if any other portion of these provisions is held invalid or unenforceable, shall the arbitration panel have power to make an award or impose a remedy which could not be made or imposed by a court deciding the matter in the same jurisdiction.

Discovery shall be permitted in connection with the arbitration only to the extent, if any, expressly authorized by the arbitration panel upon a showing of substantial need by the party seeking discovery.

All aspects of the arbitration shall be treated as confidential.  The Parties and the arbitration panel may disclose the existence, content or results of the arbitration only as provided in the rules of the American Arbitration Association in the State of New York, County of New York.  Before making any such disclosure, a party shall give written notice to all other Parties and shall afford such Parties a reasonable opportunity to protect their interest.

E.           Expenses.  Each party to this Agreement shall bear and pay its own costs and expenses incurred in connection with the execution and delivery of this Agreement and the transactions set forth in this Agreement.

F.           Entire Agreement.  This Agreement and all documents and instruments referred to herein (a) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof and thereof, and (b) are not intended to confer upon any person other than the Parties hereto any rights or remedies hereunder.  Each party hereto agrees that, except for the representations and warranties contained in this Agreement, none makes any other representations or warranties, and each hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement or the transactions set forth in this Agreement, notwithstanding the delivery or disclosure to the other or the other's representatives of any documentation or other information with respect to any one or more of the foregoing.

G.           Construction.  Each of the Parties to this Agreement hereby acknowledges and agrees that (i) Mintz & Fraade, P.C. drafted this Agreement on behalf of both of the Parties to this Agreement, (ii) each Party has been advised to, and has been provided a reasonable opportunity to, seek the advice of independent counsel and (iii) this Agreement shall not, therefore, be construed more strictly against any Party responsible for its drafting regardless of any presumption or rule requiring construction against the Party whose attorney drafted this Agreement.

H.           Further Assurances.  The Parties agree to execute any and all such other further instruments and documents, and to take any and all such further actions which are reasonably required to effectuate this Agreement and the intents and purposes hereof.

I.           Binding Agreement.  This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their heirs, executors, administrators, personal representatives, successors and assigns.

J.           Non-Waiver.  Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition or provision hereof shall not be deemed a waiver of such breach or failure and (iii) no waiver by any party of one breach by another party shall be construed as a waiver of any other or subsequent breach.

K.           Counterparts.  This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

L.           Facsimile and E-mail Signatures.  Any signature which is delivered via facsimile or via E-mail in portable document format (“.pdf”) or any picture format shall be deemed to be an original and have the same force and effect as if such facsimile, .pdf or picture format signature were the original thereof.

M.           Modifications.  This Agreement may not be changed, modified, extended, terminated or discharged orally, except by a written agreement specifically referring to this Agreement which is signed by all of the Parties to this Agreement.

N.           Schedules.  All Schedules annexed or attached to this Agreement are incorporated into this Agreement by reference thereto and constitute an integral part of this Agreement.

O.           Severability.  The provisions of this Agreement shall be deemed separable.  Therefore, if it is determined that any provision of this Agreement shall in any way violate or become invalid or unenforceable pursuant to any applicable law, such determination shall not affect the validity or enforceability of the remainder of this Agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first above written.

China PharmaHub Corp.

By:	/s/ Richard Lui
Richard Lui, President and Chief Executive Officer

World Wide Relics, Inc.

By:	/s/ Monica Ding
Monica Ding, Secretary and Chief Financial Officer

EXHIBIT LIST
Exhibit “A”:	Articles of Merger

Exhibit “B”:	Assignment and Assumption Agreement

Exhibit “C”:	WWR’s Certificate of Incorporation

Exhibit “D”:	WWR’s Bylaws

Exhibit “E”:	Certified Resolution of the Board of Directors of WWR

Exhibit “F”:	Consent of the Stockholders of WWR

Exhibit “G”:	WWR’s Disclosure Statement

Section “5D”:	Compliance with the Law

Section “5I”:	Non-Tax Liabilities

Section “5J”:	Taxes

Section “5K”:	Material Contracts

Section “5L”:	Changes Since March 31, 2010

Section “5P”:	Intellectual Property

Section “5T”:	Certain Business Relationships

Section “5U”:	Registration Rights

Section “5W”:	Investments

Section “5BB”:	Commitments

Section “5CC”:	Permits

Section “5DD”:	Banks

Section “5FF”:	Transactions with Affiliates

Section “5GG”:	Litigation

Section “5II”:	SEC Documents

Exhibit “H”:	PharmaHub’s Certificate of Incorporation

Exhibit “I”:	PharmaHub’s Bylaws

Exhibit “J”:	Certified Resolution of the Board of Directors of PharmaHub

Exhibit “K”:	Consent of the Stockholders of PharmaHub

Exhibit “L”:	PharmaHub’s Financial Statements

Exhibit “M”:	PharmaHub’s Disclosure Statement

Section “6I”:	Non-Tax Liabilities

Section “6J”:	Taxes

Section “6K”:	Material Contracts

Section “6P”:	Intellectual Property

Section “6Q”:	Insurance

Section “6T”:	Certain Business Relationships

Section “6U”:	Registration Rights

Section “6W”:	Investments

Section “6X”:	Accounts Receivable

Section “6Z”:	Properties and Assets

Section “6BB”:	Commitments

Section “6DD”:	Banks

Section “6FF”:	Transactions with Affiliates

Section “6GG”:	Litigation

Exhibit “N”:	WWR Certificate

Exhibit “O”:	PharmaHub Certificate

EXHIBIT A

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684 5708 Website: www.nvsos.gov

Articles of Merger (PURSUANT TO NRS 92A.200) Page 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Merger
(Pursuant to NRS Chapter 92A - excluding 92A.200(4b))

1)
Name and jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than four merging entities, check box ☐  and attach an 81/2" x11" blank sheet containing the required information for each additional entity.

China PharmaHub Corp.
Name of merging entity

Nevada	Corporation
Jurisdiction	Entity type *

Name of merging entity

Jurisdiction	Entity type *

Name of merging entity

Jurisdiction	Entity type *

Name of merging entity

Jurisdiction	Entity type *

and,

World Wide Relics, Inc.
Name of surviving entity

Nevada	Corporation
Jurisdiction	Entity type *

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Merger Page Revised: 10-16-09

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684 5708 Website: www.nvsos.gov

Articles of Merger (PURSUANT TO NRS 92A.200) Page 2

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2)	Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.1 90):

Attn:	Richard Lui

c/o:	China PharmaHub Corp. 20955 Pathfinder Road, Suite 100 Diamond Bar, CA 91765

3)	(Choose one)

☑	The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

☐	The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180)

4)
Owner's approval (NRS 92A.200) (options a, b, or c must be used, as applicable, for each entity) (if there are more than four merging entities, check box  ☐  and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity):

(a)	Owner's approval was not required from

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Merger Page Revised: 10-16-09

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684 5708 Website: www.nvsos.gov

Articles of Merger (PURSUANT TO NRS 92A.200) Page 3

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(b)	The plan was approved by the required consent of the owners of *:

China PharmaHub Corp.
Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

World Wide Relics, Inc.
Name of surviving entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Merger Page Revised: 10-16-09

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684 5708 Website: www.nvsos.gov

Articles of Merger (PURSUANT TO NRS 92A.200) Page 4

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(c)	Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Merger Page Revised: 10-16-09

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684 5708 Website: www.nvsos.gov

Articles of Merger (PURSUANT TO NRS 92A.200) Page 5

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5)	Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

None

6)	Location of Plan of Merger (check a or b):

☐	(a) The entire plan of merger is attached;

☑
(b)   The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7)	Effective date (optional)**: ________________________

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

** A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Merger Page Revised: 10-16-09

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684 5708 Website: www.nvsos.gov

Articles of Merger (PURSUANT TO NRS 92A.200) Page 6

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8)
Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*

(if there are more than four merging entities, check box  ☐  and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity.):

World Wide Relics, Inc.
Name of merging entity

X /s/ Monica Ding	Chief Financial Officer
Signature	Title	Date

China PharmaHub Corp.
Name of merging entity

X /s/ Richard Lui	Chief Executive Officer
Signature	Title	Date

Name of merging entity

X
Signature	Title	Date

Name of merging entity

X
Signature	Title	Date

Name of surviving entity

X
Signature	Title	Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Merger Page Revised: 10-16-09

EXHIBIT B

ASSIGNMENT AND ASSUMPTION AGREEMENT

AGREEMENT, dated July 28, 2010, by and between World Wide Relics, Inc., a Nevada corporation (“Seller”), and E. Todd Owens, an individual (“Buyer”).

WITNESSETH:

WHEREAS, Seller has entered into a certain Merger Agreement by and between Seller and China PharmaHub Corp. (“PharmaHub”), a Nevada corporation, dated as of July 28, 2010 (the "Merger Agreement").  The Merger Agreement provides for, among other things, the transfer and sale by Seller to Buyer, immediately prior to the merger of PharmaHub with and into Seller, of any and all of the assets which were owned by Seller immediately prior to the execution of the Merger Agreement (the “Assets”), as set forth in the schedule which is attached hereto and made a part hereof as Exhibit “A”, and the Buyer’s assumption of any and all liabilities and obligations of Seller immediately prior to the execution of the Merger Agreement (the “Obligations”).

WHEREAS, Seller desires to assign to Buyer and Buyer desires to assume from Seller the Assets and the Obligations.

NOW, THEREFORE, in consideration of the mutual covenants of the parties which are hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged:

IT IS AGREED:

1.           Seller does hereby irrevocably convey and assign to Buyer, his successors and assigns, all of Seller's right, title and interest in and to the Assets set forth in the schedule annexed hereto and made a part hereof as Exhibit “A”.

2.           Seller does hereby irrevocably convey and assign to Buyer, his successors and assigns, all of Seller's right, title and interest in and to the Obligations.

3.           Seller hereby accepts the foregoing assignment and transfer and promises to be bound by and upon all the covenants, agreements, terms and conditions set forth in this Agreement.

4.           This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

5.           Notwithstanding the foregoing and to the extent the assignment of any Asset shall require the consent of any other party, this Agreement shall not constitute a contract to assign the same or any rights or liabilities thereunder if an attempted assignment thereof would constitute a breach of the terms of any agreement with such other party with respect to such Asset or Obligation, and the assignment of such Asset or Obligation shall not be effective unless and until the consent of such other party shall have been obtained.

6.           Miscellaneous.

A.           Headings.  Headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

B.           Enforceability.  If any provision which is contained in this Agreement, should, for any reason, be held to be invalid or unenforceable in any respect under the laws of any State of the United States, such invalidity or unenforceability shall not affect any other provision of this Agreement and in this Agreement shall be construed as if such invalid or unenforceable provision had not been contained herein.

C.           Notices.  Any notice or other communication required or permitted hereunder shall be sufficiently given if addressed as follows and sent by (i) mail by (a) certified mail, postage prepaid, return receipt requested and (b) first class mail, (ii) overnight delivery with confirmation of delivery or (iii) electronic mail (“E-mail”) with an original mailed by first class mail, postage prepaid:

If to Seller:	China PharmaHub Corp. 20955 Pathfinder Road, Suite 100 Diamond Bar, CA 91765 Attn.: Mr. Richard Lui Chief Executive Officer E-mail Address: richard@chnpharmahub.com

With a copy to:	Mintz & Fraade, P.C. 488 Madison Avenue New York, NY 10022 Attn.: Frederick M. Mintz, Esq. E-mail Address: FMM@mintzfraade.com

If to Buyer:	Mr. E. Todd Owens 817 West End Avenue Suite 3C New York, NY 10025 E-mail Address:

With a copy to:	______________________________ ______________________________ ______________________________ ______________________________

or in each case to such other address and facsimile number as shall have last been furnished by like notice.  If all of the methods of notice set forth in this Paragraph “C” of this Article “6” of this Agreement are impossible for any reason, notice shall be in writing and personally delivered to the aforesaid addresses.  Each notice or communication shall be deemed to have been given as of the following applicable dates:

(i)           If sent by mail, five (5) days after the later of sending by (a) certified mail, postage prepaid, return receipt requested or (b) first class mail.

(ii)           If sent by overnight delivery, as of the date of delivery with confirmation of delivery.

(iii)           If sent by facsimile, either: (a) as of the date so sent if a copy thereof is also mailed by first class mail on the date sent by facsimile or (b) if a copy thereof is not mailed by first class mail on the date sent by facsimile, then five (5) days after sending by first class mail.

(iv)           If delivered by personal delivery, as of the date of delivery.

D.           Governing Law; Disputes.  In view of the fact that Mintz & Fraade, P.C.’s offices are located in the State of New York the work performed in drafting this Agreement occurred in the State of New York, the Parties agree that this Agreement shall in all respects be construed, governed, applied and enforced in accordance with the laws of the State of New York and be deemed to be an agreement entered into in the State of New York and made pursuant to the laws of the State of New York, without giving effect to the principles of conflicts of law.  Moreover, the Parties agree that pursuant to Section 5-1401 of the General Obligations Law of New York, if applicable, this Agreement shall in all respects be construed, governed, applied and enforced in accordance with the laws of the State of New York and be deemed to be an agreement entered into in the State of New York and made pursuant to the laws of the State of New York, without giving effect to the principles of conflicts of law.  The Parties agree that they shall be deemed to have agreed to binding arbitration with respect to the entire subject matter of any and all disputes relating to or arising under this Agreement including, but not limited to, the specific matters or disputes as to which arbitration has been expressly provided for by other provisions of this Agreement and that any such arbitration shall be commenced exclusively in New York County, New York.  Any such arbitration shall be by a panel of three arbitrators who shall also be certified public accountants and pursuant to the commercial rules then existing of the American Arbitration Association in the State of New York, County of New York.  In all arbitrations, judgment upon the arbitration award may be entered in any court having jurisdiction.  The Parties specifically designate the courts in the State of New York, County of New York as properly having jurisdiction for any proceeding to confirm and enter judgment upon any such arbitration award.  The Parties hereby consent to and submit to the exclusive jurisdiction of the courts of the State of New York in any action or proceeding and submit to personal jurisdiction over each of them by such courts.  The Parties hereby waive personal service of any and all process and specifically consent that in any such action or proceeding brought in the courts of the State of New York, any service of process may be effectuated upon any of them by certified mail, return receipt requested, in accordance with Paragraph “C” of this Article “6” of this Agreement.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

The Parties agree, further, that the prevailing party in any such arbitration as determined by the arbitrators shall be entitled to such costs and attorney's fees, if any, in connection with such arbitration as may be awarded by the arbitrators.  In connection with the arbitrators’ determination for the purpose of which party, if any, is the prevailing party, they shall take into account all of the factors and circumstances including, without limitation, the relief sought, and by whom, and the relief, if any, awarded, and to whom.  In addition, and notwithstanding the foregoing sentence, a party shall not be deemed to be the prevailing party in a claim seeking monetary damages, unless the amount of the arbitration award exceeds the amount offered in a legally binding writing by the other party by fifteen percent (15%) or more.  For example, if the party initiating arbitration (“A”) seeks an award of $100,000 plus costs and expenses, the other party (“B”) has offered A $50,000 in a legally binding written offer prior to the commencement of the arbitration proceeding, and the arbitration panel awards any amount less than $57,500 to A, the panel should determine that B has “prevailed”.

The arbitration panel shall have no power to award non-monetary or equitable relief of any sort.  It shall also have no power to award (i) damages inconsistent with any applicable agreement between the Parties or (ii) punitive damages or any other damages not measured by the prevailing party’s actual damages; and the Parties expressly waive their right to obtain such damages in arbitration or in any other forum.  In no event, even if any other portion of these provisions is held invalid or unenforceable, shall the arbitration panel have power to make an award or impose a remedy which could not be made or imposed by a court deciding the matter in the same jurisdiction.

Discovery shall be permitted in connection with the arbitration only to the extent, if any, expressly authorized by the arbitration panel upon a showing of substantial need by the party seeking discovery.

All aspects of the arbitration shall be treated as confidential.  The Parties and the arbitration panel may disclose the existence, content or results of the arbitration only as provided in the rules of the American Arbitration Association in the State of New York, County of New York.  Before making any such disclosure, a party shall give written notice to all other Parties and shall afford such Parties a reasonable opportunity to protect their interest.

E.           Expenses.  Each party to this Agreement shall bear and pay its own costs and expenses incurred in connection with the execution and delivery of this Agreement and the transactions set forth in this Agreement.

F.           Entire Agreement.  This Agreement and all documents and instruments referred to herein (a) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof and thereof, and (b) are not intended to confer upon any person other than the Parties hereto any rights or remedies hereunder.  Each party hereto agrees that, except for the representations and warranties contained in this Agreement, none makes any other representations or warranties, and each hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement or the transactions set forth in this Agreement, notwithstanding the delivery or disclosure to the other or the other's representatives of any documentation or other information with respect to any one or more of the foregoing.

G.           Construction.  Each of the Parties to this Agreement hereby acknowledges and agrees that (i) Mintz & Fraade, P.C. drafted this Agreement on behalf of both of the Parties to this Agreement, (ii) each Party has been advised to, and has been provided a reasonable opportunity to, seek the advice of independent counsel and (iii) this Agreement shall not, therefore, be construed more strictly against any Party responsible for its drafting regardless of any presumption or rule requiring construction against the Party whose attorney drafted this Agreement.

H.           Further Assurances.  The Parties agree to execute any and all such other further instruments and documents, and to take any and all such further actions which are reasonably required to effectuate this Agreement and the intents and purposes hereof.

I.           Binding Agreement.  This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their heirs, executors, administrators, personal representatives, successors and assigns.

J.           Non-Waiver.  Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition or provision hereof shall not be deemed a waiver of such breach or failure and (iii) no waiver by any party of one breach by another party shall be construed as a waiver of any other or subsequent breach.

K.           Counterparts.  This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

L.           Facsimile Signatures.  Any signature which is delivered via facsimile shall be deemed to be an original and have the same force and effect as if such facsimile signature were the original thereof.

M.           Modifications.  This Agreement may not be changed, modified, extended, terminated or discharged orally, except by a written agreement specifically referring to this Agreement which is signed by all of the Parties to this Agreement.

N.           Schedules.  All Schedules annexed or attached to this Agreement are incorporated into this Agreement by reference thereto and constitute an integral part of this Agreement.

O.           Severability.  The provisions of this Agreement shall be deemed separable.  Therefore, if it is determined that any provision of this Agreement shall in any way violate or become invalid or unenforceable pursuant to any applicable law, such determination shall not affect the validity or enforceability of the remainder of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal as of the day and year first written above.

China PharmaHub Corp.

By:	/s/ Richard Lui
Richard Lui

By:	/s/ E. Todd Owens
E. Todd Owens

EXHIBIT A

ASSETS OF WORLD WIDE RELICS, INC.,
AS OF JULY 28, 2010

NONE

EXHIBIT C

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **WORLD WIDE RELICS INC.** did on **January 18, 2005** file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, on **January 19, 2005.**

Dean Heller

DEAN HELLER
Secretary of State

By

Certification Clerk

C-1

8348-12-20005 0-11AM1281RENAISSANCE MARK NO.1302 P.46E B2/B3

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

FILED # C993-05

JAN 1 8 2005

IN THE OFFICE OF
Dean Heller
DEAN HELLER SECRETARY OF STATE

# Articles of Incorporation

(PURSUANT TO NRS 78)

*Important. Read attached instructions before completing form.*

177604
ABOVE SPACE IS FOR OFFICE USE ONLY

| | |
|---|---|
| **1. Name of Corporation:** | World Wide Relics Inc. |
| **2. Resident Agent Name and Street Address:** (must be a Nevada address where process may be served) | Name: Marilyn Radloff<br>Street Address: 115 Taurus Circle, City: Reno, NEVADA, Zip Code: 89511<br>Optional Mailing Address: City: State: Zip Code: |
| **3. Shares:** (number of shares corporation authorized to issue) | Number of shares with par value: 25,000,000 Par value: $ .001 Number of shares without par value: |
| **4. Names & Addresses, of Board of Directors/Trustees:** (attach additional page there is more than 3 directors/trustees) | 1. Name: Simon Thurlow<br>Street Address: 126 East 83 rd Street Ste 3b, City: New York, State: NY, Zip Code: 10028<br>2. Name:<br>Street Address: City: State: Zip Code:<br>3. Name:<br>Street Address: City: State: Zip Code: |
| **5. Purpose:** (optional-see instructions) | The purpose of this Corporation shall be: |
| **6. Names, Address and Signature of Incorporator.** (attach additional page there is more than 1 incorporator) | Name: Roger L. Fidler Signature: [signature]<br>Address: 400 Grove Street, City: Glen Rock, State: NJ, Zip Code: 07452 |
| **7. Certificate of Acceptance of Appointment of Resident Agent:** | I hereby accept appointment as Resident Agent for the above named corporation.<br>[signature] Marilyn K Radloff<br>Authorized Signature of R. A. or On Behalf of R. A. Company Date: 1/12/05 |

*This form must be accompanied by appropriate fees. See attached fee schedule.*

COPY

C-2

EXHIBIT D

BYLAWS
OF
WORLD WIDE RELICS INC.
(the "Corporation")

ARTICLE I: MEETINGS OF SHAREHOLDERS

SECTION 1 - ANNUAL MEETINGS

The annual meeting of the shareholders of the Corporation shall be held at the time fixed, from time to time, by the Board of Directors.

SECTION 2 - SPECIAL MEETINGS

Special meetings of the shareholders may be called by the Board of Directors or such person or persons authorized by the Board of Directors.

SECTION 3 - PLACE OF MEETINGS

Meetings of shareholders shall be held at the registered office of the Corporation, or at such other places, within or without the State of Nevada as the Board of Directors may from time to time fix.

SECTION 4 - NOTICE OF MEETINGS

A notice convening an annual or special meeting which specifies the place, day, and hour of the meeting, and the general nature of the business of the meeting, must be faxed, personally delivered or mailed postage prepaid to each shareholder of the Corporation entitled to vote at the meeting at the address of the shareholder as it appears on the stock transfer ledger of the Corporation, at least ten (10) days prior to the meeting.  Accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, a shareholder will not invalidate the proceedings at that meeting.

SECTION 5 - ACTION WITHOUT A MEETING

Unless  otherwise  provided by law, any action required to be taken at a meeting of the shareholders,  or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting, without prior notice and without a vote if written consents are signed by shareholders  representing a majority of the shares entitled to vote at such a meeting,  except  however,  if a different proportion of voting power is required by law, the Articles of  Incorporation or these Bylaws, than that proportion of written consents is required. Such written consents must be filed with the minutes of the proceedings of the shareholders of the Corporation.

SECTION 6 - QUORUM

a)   No business,  other than the election of the chairman or the adjournment of the meeting,  will be transacted at an annual or special  meeting  unless a quorum of  shareholders,  entitled  to attend  and vote,  is present at the commencement of the meeting,  but the quorum need not be present throughout the meeting.

b)   Except as otherwise provided in these Bylaws, a quorum is two persons present and being, or representing by proxy, shareholders of the Corporation.

c)   If within  half an hour from the time  appointed  for an annual or  special meeting a quorum is not  present,  the meeting  shall stand  adjourned to a day, time and place as determined by the chairman of the meeting.

SECTION 7 - VOTING

Subject  to a special  voting  rights  or  restrictions  attached  to a class of shares,  each shareholder  shall be entitled to one vote for each share of stock in his or her own name on the books of the corporation,  whether  represented in person or by proxy.

SECTION 8 - MOTIONS

No motion proposed at an annual or special meeting need be seconded.

SECTION 9 - EQUALITY OF VOTES

In the case of an equality of votes, the chairman of the meeting at which the vote takes place is not entitled to have a casting vote in addition to the vote or votes to which he may be entitled as a shareholder of proxyholder.

SECTION 10 - DISPUTE AS TO ENTITLEMENT TO VOTE

In a dispute as to the admission or rejection of a vote at an annual or special meeting, the decision of the chairman made in good faith is conclusive.

SECTION 11 - PROXY

a)   Each shareholder entitled to vote at an annual or special meeting may do so either in person or by proxy.  A form of proxy must be in writing under the hand of the appointer or of his or her attorney duly authorized in writing, or, if the appointer is a corporation, either under  the  seal of the corporation or under the hand of a duly authorized  officer or attorney. A proxyholder need not be a shareholder of the Corporation.

b)   A form of proxy and the power of attorney or other authority, if any, under which it is signed or a  facsimiled  copy  thereof must be deposited at the registered office of the Corporation or at such other place as is specified for that purpose in the  notice convening the meeting.  In addition to any other  method of  depositing  proxies  provided  for in these  Bylaws,  the Directors may from time to time by resolution make regulations relating to the depositing of proxies at a place or places and fixing the time or times for  depositing  the proxies not exceeding 48 hours  (excluding  Saturdays, Sundays and holidays)  preceding the meeting or adjourned meeting specified in the notice calling a meeting of shareholders.

ARTICLE II: BOARD OF DIRECTORS

SECTION 1 - NUMBER, TERM, ELECTION AND QUALIFICATIONS

a)   The first Board of Directors of the Corporation, and all subsequent Boards of the Corporation, shall consist of not less than one (1) and not more than nine (9) directors.  The number of Directors may be fixed and changed from time to time by ordinary resolution of the shareholders of the Corporation.

b)   The first Board of Directors shall hold office until the first annual meeting of shareholders and until their successors have been duly elected and qualified or until there is a decrease in the number of directors. Thereinafter, Directors will be elected at the annual meeting of shareholders and shall hold office until the annual meeting of the shareholders next succeeding his or her election, or until his or her prior death, resignation or removal. Any Director may resign at any time upon written notice of such resignation to the Corporation.

c)   A casual vacancy occurring in the Board may be filled by the remaining Directors.

d)   Between successive annual meetings, the Directors have the power to appoint one or more additional Directors but not more than 1/2 of the number of Directors fixed at the last shareholder meeting at which Directors were elected. A Director so appointed holds office only until the next following annual meeting of the Corporation, but is eligible for election at that    meeting.  So long as he or she is an additional Director, the number of Directors will be increased accordingly.

e)   A  Director  is  not  required  to  hold a  share  in  the  capital  of the Corporation as qualification for his or her office.

SECTION 2 - DUTIES, POWERS AND REMUNERATION

a)   The Board of Directors shall be responsible for the control and management of the business and affairs, property and interest of the Corporation, and may exercise all powers of the Corporation, except for those powers conferred upon or reserved for the shareholders or any other persons as required under Nevada state law, the Corporation's Articles of Incorporation or by these Bylaws.

b)   The remuneration of the Directors may from time to time be determined by the Directors or, if the Directors decide, by the shareholders.

SECTION 3 - MEETINGS OF DIRECTORS

a)   The President of the Corporation shall preside as chairman at every meeting of the Directors, or if the President is not present or is willing to act as chairman, the Directors present shall choose one of their number to be chairman of the meeting.

b)   The Directors may meet together for the dispatch of business, and adjourn and otherwise regulate their meetings as they think fit. Questions arising at a meeting must be decided by a majority of votes. In case of an equality of votes the chairman does not have a second or casting vote. Meetings of the Board held at regular intervals may be held at the place and time upon the notice (if any) as the Board may by resolution from time to time determine.

c)   A Director may participate in a meeting of the Board or of a committee of the Directors using conference telephones or other communications facilities by which all Directors participating in the meeting can hear each other and provided that all such Directors agree to such participation.  A Director participating in a meeting in accordance with this Bylaw is deemed to be present at the meeting and to have so agreed. Such Director will be counted in the quorum and entitled to speak and vote at the meeting.

d)   A Director may, and the Secretary on request of a Director shall, call a meeting of the Board.  Reasonable notice of the meeting  specifying the place, day and hour of the meeting must be given by mail,  postage prepaid, addressed to each of the Directors and alternate  Directors at his or her address as it appears on the books of the  Corporation or by leaving it at his or her usual business or residential address or by telephone, facsimile or other method of transmitting legibly recorded messages.  It is not necessary to give notice of a meeting of Directors to a Director immediately following a shareholder meeting at which the Director has been elected, or is the meeting of Directors at which the Director is appointed.

e)   A Director of the Corporation may file with the Secretary a document executed by him waiving notice of a past,  present or future meeting or meetings of the Directors being, or required to have been, sent to him and may at any time withdraw the waiver with respect to meetings held thereafter. After filing such waiver with respect to future meetings and until the waiver is withdrawn no notice of a meeting of Directors need be given to the Director. All meetings of the Directors so held will be deemed not to be improperly called or constituted by reason of notice not having been given to the Director.

f)   The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and if not so fixed is a majority of the Directors or, if the number of Directors is fixed at one, is one Director.

g)   The continuing Directors may act notwithstanding a vacancy in their body but, if and so long as their number is reduced below the number fixed pursuant to these Bylaws as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number of Directors to that number, or of summoning a shareholder meeting of the Corporation, but for no other purpose.

h)   All acts done by a meeting of the Directors, a committee of Directors, or a person acting as a Director, will, notwithstanding  that it be afterwards discovered  that there was some  defect in the qualification,  election or appointment  of the Directors, shareholders of the committee or person acting as a Director, or that any of them were disqualified, be as valid as if the person had been duly elected or appointed  and was qualified to be a  Director.

i)   A resolution consented to in writing,  whether by facsimile or other method of transmitting  legibly recorded  messages,  by all of the Directors is as valid as if it had been  passed at a meeting of the  Directors  duly called and held. A resolution may be in two or more counterparts which together are deemed to constitute one resolution in writing.  A resolution must be filed with the minutes of the proceedings of the directors and is effective on the date stated on it or on the latest date stated on a counterpart.

j)   All Directors of the Corporation shall have equal voting power.

SECTION 4 - REMOVAL

One or more or all the  Directors  of the  Corporation  may be  removed  with or without cause at any time by a vote of two-thirds of the  shareholders  entitled to vote  thereon,  at a special  meeting  of the  shareholders  called  for that purpose.

SECTION 5 - COMMITTEES

a)   The Directors may from time to time by resolution  designate from among its members one or more committees, and alternate members thereof, as they deem desirable,  each  consisting of one or more  members,  with such powers and authority  (to the  extent  permitted  by law and these  Bylaws)  as may be provided  in such resolution.  Each  such  committee  shall  serve  at the   pleasure of the Board of Directors and unless  otherwise stated by law, the Certificate of Incorporation  of the Corporation or these Bylaws,  shall be governed by the rules and regulations  stated herein regarding the Board of Directors.

b)   Each Committee shall keep regular minutes of its transactions, shall cause them to be recorded in the books kept for that purpose, and shall report them to the Board at such times as the Board may from time to time require. The Board has the power at any time to revoke or override the authority given to or acts done by any Committee.

ARTICLE III: OFFICERS

SECTION 1 - NUMBER, QUALIFICATION, ELECTION AND TERM OF OFFICE

a)   The  Corporation's  officers  shall have such titles and duties as shall be stated in these Bylaws or in a resolution  of the Board of Directors  which is not  inconsistent  with these  Bylaws.  The officers of the Corporation shall consist of a president, secretary, treasurer, and also may have one or more vice presidents, assistant secretaries and assistant treasurers and such other officers as the Board of Directors may from time to time deem advisable. Any officer may hold two or more offices in the Corporation, and may or may not also act as a Director.

b)   The officers of the Corporation shall be elected by the Board of Directors at the regular annual meeting of the Board following the annual meeting of shareholders.

c)   Each  officer  shall hold office  until the annual  meeting of the Board of Directors next succeeding his or her election, and until his or her successor shall have been duly elected and qualified, subject to earlier termination by his or her death, resignation or removal.

SECTION 2 - RESIGNATION

Any officer may resign at any time by giving written notice of such resignation to the Corporation.

SECTION 3 - REMOVAL

Any officer  appointed  by the Board of  Directors  may be removed by a majority vote of the Board,  either with or without cause,  and a successor  appointed by the Board at any time,  and any officer or  assistant  officer,  if appointed by another officer, may likewise be removed by such officer.

 SECTION 4 - REMUNERATION

The remuneration of the Officers of the Corporation may from time to time be determined by the Directors or, if the Directors decide, by the shareholders.

SECTION 5 - CONFLICT OF INTEREST

Each officer of the Corporation  who holds another office or possesses  property whereby, whether directly or indirectly, duties or interests might be created in conflict  with his or her duties or interests  as an officer of the  Corporation shall, in writing,  disclose to the President the fact and the nature, character and extent of the conflict.

ARTICLE V: SHARES OF STOCK

SECTION 1 - CERTIFICATE OF STOCK

a)   The shares of the Corporation shall be represented by certificates or shall be uncertificated shares.

b)   Certificated shares of the Corporation shall be signed, either manually or by facsimile, by officers or agents designated by the Corporation for such purposes, and shall certify the number of shares owned by the shareholder in the Corporation. Whenever any certificate is countersigned or otherwise authenticated by a transfer agent or transfer clerk, and by a registrar, then a facsimile of the signatures of the officers or agents, the transfer agent or transfer clerk or the registrar of the Corporation may be printed or lithographed upon the certificate in lieu of the actual signatures.  If the Corporation uses facsimile signatures of its officers and agents on its stock certificates, it cannot act as registrar of its own stock, but its transfer agent and registrar may be identical if the institution acting in those dual capacities countersigns or otherwise authenticates any stock certificates in both capacities. If any officer who has signed or whose facsimile  signature  has been  placed  upon such  certificate, shall have ceased to be such  officer  before such  certificate  is issued,  it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

c)   If the Corporation  issued  uncertificated shares as provided for in these Bylaws, within a  reasonable  time after the  issuance or transfer of such uncertificated  shares, and at least annually  thereafter,  the Corporation shall send the  shareholder a written statement certifying the number of shares owned by such shareholder in the Corporation.

d)   Except as otherwise provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

e)   If a share certificate:

     (i)  is worn out or defaced,  the Directors shall,  upon production to them of the  certificate  and upon such other  terms,  if any,  as they may think  fit,  order the  certificate  to be  cancelled  and issue a new certificate;

     (ii) is lost,  stolen or  destroyed,  then upon  proof  being  given to the satisfaction  of the  Directors and upon and  indemnity,  if any being given, as the Directors think adequate, the Directors shall issue a  new certificate; or

     (iii) represents more than one share and the registered owner surrenders it to the Corporation with a written request that the Corporation issue in his or her name two or more certificates, each representing a specified number of shares and in the aggregate representing the same number of shares as the certificate so surrendered, the Corporation shall cancel the certificate so surrendered and issue new certificates in accordance with such request.

SECTION 2 - TRANSFERS OF SHARES

a)   Transfers or registration of transfers of shares of the Corporation shall be made on the stock transfer books of the Corporation by the registered holder thereof, or by his or her attorney duly authorized by a written power of attorney; and in the case of shares represented by certificates, only after the surrender to the Corporation of the certificates representing such shares with such shares properly  endorsed,  with such evidence of the authenticity of such endorsement, transfer, authorization and other matters as the Corporation may  reasonably  require, and the payment of all stock transfer taxes due thereon.

b)   The  Corporation  shall be  entitled  to treat the  holder of record of any share or  shares  as the  absolute  owner  thereof  for all  purposes  and, accordingly,  shall not be bound to recognize any legal, equitable or other claim to, or  interest  in,  such  share or shares on the part of any other person,  whether or not it shall  have  express  or other  notice  thereof, except as otherwise expressly provided by law.

SECTION 3 - RECORD DATE

a)   The  Directors  may fix in  advance a date,  which must not be more than 60 days permitted by the preceding the date of a meeting of  shareholders or a class of shareholders, or of the payment of a dividend or of the proposed  taking of any other proper  action   requiring  the   determination  of shareholders as the record date for the  determination  of the shareholders    entitled  to  notice  of,  or to  attend  and  vote at,  a  meeting  and an adjournment of the meeting, or entitled to receive payment of a dividend or for any other proper purpose and, in such case, notwithstanding anything in these  Bylaws,  only  shareholders  of records on the date so fixed will be deemed to be the shareholders for the purposes of this Bylaw.

b)   Where no record date is so fixed for the determination of shareholders as provided in the preceding Bylaw, the date on which the notice is mailed or on which the resolution declaring the dividend is adopted, as the case may be, is the record date for such determination.

SECTION 4 - FRACTIONAL SHARES

Notwithstanding anything else in these Bylaws, the Corporation, if the Directors so resolve,  will not be required to issue fractional  shares in connection with an amalgamation, consolidation, exchange or conversion. At the discretion of the Directors,  fractional  interests in shares may be rounded to the nearest  whole number, with fractions of 1/2 being rounded to the next highest whole number, or may be purchased for  cancellation by the Corporation for such  consideration as the Directors determine. The Directors  may  determine  the  manner in which fractional interests  in shares  are to be  transferred  and  delivered  to the Corporation in exchange for consideration and a determination so made is binding upon all shareholders of the Corporation. In case shareholders having fractional interests in shares fail to deliver them to the Corporation in accordance with a determination made by the Directors, the Corporation may deposit with the Corporation's Registrar and Transfer Agent a sum sufficient to pay the consideration payable by the Corporation for the fractional interests in shares, such deposit to be set aside in trust for such shareholders. Such setting aside is deemed to be payment to such  shareholders  for the  fractional  interests in shares not so delivered  which will  thereupon not be considered as  outstanding and such shareholders will not be considered to be shareholders of  the Corporation with respect thereto and will have no right except to receive payment of the money  so set aside and deposited upon delivery of  the certificates  for the  shares  held  prior to the amalgamation, consolidation, exchange or conversion which result in fractional interests in shares.

ARTICLE VI: DIVIDENDS

a)   Dividends may be declared and paid out of any funds available therefore, as often, in such amounts, and at such time or times as the Board of Directors may determine and shares may be issued pro rata and without consideration to the Corporation's shareholders or to the shareholders of one or more classes or series.

b)   Shares  of one class or series  may not be  issued as a share  dividend  to shareholders of  another  class  or  series  unless  such  issuance  is in accordance with the Articles of Incorporation and:

     (i)  a majority  of the current  shareholders  of the class or series to be issued approve the issue;  or

     (ii) there are no outstanding  shares of the class or series of shares that are authorized to be issued as a dividend.

ARTICLE VII: BORROWING POWERS

a)   The Directors may from time to time on behalf of the Corporation:

     (i)  borrow money in such manner and amount,  on such  security,  from such sources and upon such terms and conditions as they think fit,

     (ii) issue bonds,  debentures and other debt obligations either outright or as security for liability or obligation of the  Corporation or another person, and

     (iii)mortgage,  charge,  whether by way of specific or floating charge, and give other security on the  undertaking,  or on the whole or a part of the property and assets of the Corporation (both present and future).

b)   A bond, debenture or other debt obligation of the Corporation may be issued at a discount,  premium or  otherwise,  and with a special  privilege as to redemption, surrender, drawing, allotment of or conversion into or exchange for  shares  or other  securities,  attending  and  voting  at  shareholder meetings of the Corporation, appointment of Directors or otherwise, and may by its terms be assignable  free from equities  between the Corporation and the person to whom it was issued or a subsequent holder thereof, all as the Directors may determine.

ARTICLE VIII: FISCAL YEAR

The fiscal year end of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors from time to time, subject to applicable law.

ARTICLE IX: CORPORATE SEAL

The corporate seal, if any, shall be in such form as shall be prescribed and altered, from time to time, by the Board of Directors.  The use of a seal or stamp by the Corporation on corporate documents is not necessary and the lack thereof shall not in any way affect the legality of a corporate document.

ARTICLE X: AMENDMENTS

SECTION 1 - BY SHAREHOLDERS

All Bylaws of the Corporation shall be subject to alteration or repeal, and new Bylaws may be made by a majority vote of the shareholders at any annual meeting or special meeting called for that purpose.

SECTION 2 - BY DIRECTORS

The Board of Directors shall have the power to make, adopt, alter, amend and repeal, from time to time, Bylaws of the Corporation.

ARTICLE XI: DISCLOSURE OF INTEREST OF DIRECTORS

a)   A Director  who is, in any way,  directly or  indirectly  interested  in an existing or proposed  contract or transaction  with the  Corporation or who holds an office or possesses  property whereby,  directly or indirectly,  a duty or  interest  might be created to conflict with his or her duty or interest as a Director,  shall  declare the nature and extent of his or her interest in such contract or transaction or of the conflict with his or her duty and interest as a Director, as the case may be.

b)   A Director shall not vote in respect of a contract or transaction with the Corporation in which he is interested and if he does so his or her vote will not be counted, but he will be counted in the quorum present at the meeting at which the vote is taken. The foregoing prohibitions do not apply to:

     (i)  a contract or transaction relating to a loan to the Corporation, which a Director or a specified  corporation or a specified firm in which he has an interest has guaranteed or joined in guaranteeing the repayment of the loan or part of the loan;

     (ii) a contract or  transaction  made or to be made with or for the benefit of a holding corporation  or a  subsidiary  corporation  of  which a Director is a director or officer;

     (iii)a contract  by a Director to  subscribe  for or  underwrite  shares or debentures  to be issued by the  Corporation  or a  subsidiary  of the Corporation,  or a contract, arrangement or transaction  in which a Director  is  directly  or  indirectly  interested  if all  the  other Directors are also directly or indirectly  interested in the contract, arrangement or transaction;

     (iv) determining the remuneration of the Directors;

     (v)  purchasing and  maintaining insurance to cover Directors against liability incurred by them as Directors; or

     (vi) the indemnification of a Director by the Corporation.

c)   A Director  may hold an  office or place of  profit  with the  Corporation (other than the office of Auditor of the Corporation) in conjunction  with his or her office of Director for the period and on the terms (as to remuneration  or otherwise) as the Directors may determine.  No Director or intended Director will be disqualified by his or her office from contracting with the Corporation either with regard to the tenure of any such other office or place of profit, or as vendor, purchaser or otherwise, and, no contract or transaction entered into by or on behalf of the Corporation in which a Director is interested is liable to be voided by reason thereof.

d)   A Director or his or her firm may act in a professional capacity for the Corporation except as Auditor of the Corporation), and he or his or her firm is entitled to remuneration for professional services as if he were not a Director.

e)   A Director may be or become a director or other officer or employee of, or otherwise interested in, a corporation or firm in which the Corporation may be interested as a shareholder or otherwise, and the Director is not accountable to the Corporation for remuneration or other benefits received by him as director, officer or employee of, or from his or her interest in, the other corporation or firm, unless the shareholders otherwise direct.

ARTICLE XII: ANNUAL LIST OF OFFICERS, DIRECTORS AND REGISTERED AGENT

The  Corporation  shall,  within  sixty days after the filing of its Articles of Incorporation with the Secretary of State, and annually  thereafter on or before the last day of the month in which the anniversary date of incorporation  occurs each year,  file with the Secretary of State a list of its president,  secretary and treasurer and all of its Directors, along with the post office box or street address, either residence or business,  and a designation of its resident agent in the state of  Nevada.  Such list shall be certified by an officer of the Corporation.

ARTICLE XIII: INDEMNITY OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

a)   The Directors shall cause the Corporation to indemnify a Director or former Director of the Corporation and the Directors may cause the Corporation to indemnify a director or former director of a corporation of which the Corporation is or was a shareholder and the heirs and personal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgment  inactive criminal or administrative action or proceeding to which he is or they are made a party by reason of his or her being or having been a Director of the Corporation or a director of such  corporation,  including an action brought by the  Corporation  or corporation. Each Director of the Corporation on being elected or appointed is deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

b)   The Directors may cause the Corporation to indemnify an officer, employee or agent of the Corporation or of a corporation of which the Corporation is or was a shareholder (notwithstanding that he is also a Director), and his or her heirs and personal representatives against all costs, charges and expenses incurred by him or them and resulting from his or her acting as an officer, employee or agent of the Corporation or corporation.  In addition the Corporation shall indemnify the Secretary or an Assistance Secretary of  the  Corporation  (if he is not a full time employee of the Corporation and notwithstanding  that he is  also a  Director),  and his or her  respective heirs and legal  representatives  against all costs,  charges and  expenses incurred by him or them and arising  out of the  functions  assigned to the Secretary by the Corporation Act or these Articles and each such Secretary and Assistant  Secretary, on being  appointed is deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

c)   The Directors may cause the Corporation to purchase and maintain insurance for the benefit of a person who is or was serving as a Director, officer, employee or agent of the Corporation or as a director, officer, employee or agent of a corporation of which the Corporation is or was a shareholder and his or her heirs or personal representatives against a liability incurred by him as a Director, officer, employee or agent.

EXHIBIT E

UNANIMOUS WRITTEN CONSENT OF DIRECTORS
IN LIEU OF A MEETING OF THE BOARD OF DIRECTORS
-OF-
WORLD WIDE RELICS, INC.

The undersigned, being all of the directors of World Wide Relics, Inc., a Nevada corporation (the “Company”), do hereby consent to the adoption of the following resolutions by written consent, without a meeting of the Board of Directors of the Corporation, pursuant to Section 78.315 of the Statutes of Nevada:

WHEREAS, China PharmaHub Corp. (“PharmaHub”), a Nevada corporation, is the majority stockholder of the Company.

WHEREAS, the Board of Directors has determined that it is in the best interest of the Company to execute a Merger Agreement between the Company and PharmaHub (a copy of which is annexed hereto as Exhibit “A”) and to execute the Articles of Merger to be filed with the Secretary of State of the State of Nevada (a copy of which is annexed hereto as Exhibit “B”), which will cause PharmaHub to be merged with and into the Company with the Company being the surviving entity.

NOW THEREFORE, it is:

RESOLVED, that the Company hereby authorizes the execution of the Merger Agreement and the Articles of Merger between the Company and PharmaHub, which will cause PharmaHub to be merged with and into the Company with the Company being the surviving entity; and it is further

RESOLVED, that the officers of the Company, and each of them, are hereby authorized and empowered, in the name and on behalf of the Company, to execute such documents and to take such additional action as they or any of them may deem necessary or desirable in order to implement the intents and purposes of the foregoing resolution.

IN WITNESS WHEREOF, the undersigned has executed this Written Consent as of the 28th day of July, 2010.

/s/ Richard Lui
Richard Lui

/s/ Monica Ding
Monica Ding

E-1

EXHIBIT F

WRITTEN CONSENT OF STOCKHOLDERS
IN LIEU OF A MEETING OF THE STOCKHOLDERS
-OF-
WORLD WIDE RELICS, INC.

The undersigned, being the stockholders (the “Stockholder”) owning a majority of the issued and outstanding shares of World Wide Relics, Inc., a Nevada corporation (the “Company”), does hereby consent to the adoption of the following resolutions by written consent, without a meeting of the stockholders of the Company, pursuant to Section 78.320 of the Nevada Revised Statutes (“NRS”):

WHEREAS, China PharmaHub Corp. (“PharmaHub”), a Nevada corporation, is the majority stockholder of the Company.

WHEREAS, the Board of Directors has determined that it is in the best interest of the Company to execute a Merger Agreement between the Company and PharmaHub (a copy of which is annexed hereto as Exhibit “A”) and to execute the Articles of Merger to be filed with the Secretary of State of the State of Nevada (a copy of which is annexed hereto as Exhibit “B”), which will cause PharmaHub to be merged with and into the Company with the Company being the surviving entity; and

WHEREAS, pursuant to Section 92A.120 of the NRS, said action requires the consent of the stockholders owning a majority of the shares then issued and outstanding.

NOW THEREFORE it is:

RESOLVED, that the Stockholders hereby authorize the execution of the Merger Agreement and the Articles of Merger between the Company and PharmaHub, which will cause PharmaHub to be merged with and into the Company with the Company being the surviving entity; and it is further

RESOLVED, that the officers of the Company, and each of them, are hereby authorized and empowered in the name and on behalf of the Company, to execute such documents and to take such additional action as they or any of them may deem necessary or desirable in order to implement the intents and purposes of the foregoing resolution.

IN WITNESS WHEREOF, the undersigned have executed this Written Consent as of the ___ day of August, 2010.

China PharmaHub Corp.

By:
Richard Lui, Chief Executive Officer
Shares: 5,000,000

F-1

EXHIBIT G

World Wide Relics, Inc. Disclosure Statement

Section “5D”:  Compliance with the Law

Not applicable.

Section “5I”:  Non-Tax Liabilities

None.

Section “5J”:  Taxes

Not applicable.

Section “5K”:  Material Contracts

None.

Section “5L”:  Changes Since March 31, 2010

None.

Section “5P”:  Intellectual Property

None.

Section “5T”:  Certain Business Relationships

None.

Section “5U”:  Registration Rights

None.

Section “5W”:  Investments

None.

Section “5BB”:  Commitments

None.

G-1

Section “5CC”:  Permits

Not applicable.

Section “5DD”:  Banks

None.

Section “5FF”:  Transactions with Affiliates

None.

Section “5GG”:  Litigation

None.

Section “5II”:  SEC Documents

Not applicable.

G-2

EXHIBIT H

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **CHINA PHARMAHUB CORP.**, did on July 9, 2009, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on July 9, 2009.

ROSS MILLER
Secretary of State

Certified By: A Frieser
Certificate Number: C20090709-1313
You may verify this certificate
online at **http://www.nvsos.gov/**

H-1

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

# Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

Filed in the office of
Ross Miller
Secretary of State
State of Nevada

Document Number
20090536665-82
Filing Date and Time
07/09/2009 10:35 AM
Entity Number
E0365672009-2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

| | |
|---|---|
| **1. Name of Corporation:** | CHINA PHARMAHUB CORP. |
| **2. Registered Agent for Service of Process:** (check only one box) | [X] Commercial Registered Agent: CSC SERVICES OF NEVADA, INC.<br>Name<br>[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)<br>Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity<br>Street Address / City / Nevada / Zip Code<br>Mailing Address (if different from street address) / City / Nevada / Zip Code |
| **3. Authorized Stock:** (number of shares corporation is authorized to issue) | Number of shares *with par value:* 50,000,000 Par value per share: $ .0001 Number of shares *without par value:* |
| **4. Names and Addresses of the Board of Directors/Trustees:** (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees) | 1) RICHARD C LUI<br>Name<br>1142 S. DIAMOND BAR BLVD. #812 / DIAMOND BAR / CA / 91765<br>Street Address / City / State / Zip Code<br>2)<br>Name<br>Street Address / City / State / Zip Code |
| **5. Purpose:** (optional; see instructions) | *The purpose of the corporation shall be:* |
| **6. Name, Address and Signature of Incorporator:** (attach additional page if more than one incorporator) | CSC SERVICES OF NEVADA, INC. X [signature]<br>Name / Incorporator Signature<br>502 EAST JOHN STREET / CARSON CITY / NV / 89706<br>Address / City / State / Zip Code |
| **7. Certificate of Acceptance of Appointment of Registered Agent:** | *I hereby accept appointment as Registered Agent for the above named Entity.*<br>X [signature] 7/9/09<br>Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity / Date |

*This form must be accompanied by appropriate fees.*

Nevada Secretary of State NRS 78 Articles
Revised on 7-1-08

H-2

EXHIBIT I

BY LAWS

OF

CHINA PHARMAHUB CORP.

(A NEVADA CORPORATION)

I

OFFICES

Section 1.  Registered Office.  The registered office of the Corporation shall be located at 20955 Pathfinder Road, Suite 100, Diamond Bar, California 91765.

Section 2.  Other Offices.  The Corporation may also have offices at such other places both within and without the State of Nevada as the Board of Directors may from time to time determine.

II

MEETING OF STOCKHOLDERS

Section 1.  Place of Meeting.  Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Nevada, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.  Annual Meetings.  The Annual Meetings of stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meetings the stockholders shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.

Section 3.  Special Meetings.  Special Meetings of the stockholders may be called by the Board of Directors, the Chairman of the Board, the President, or by the holders of shares entitled to cast not less that 51% of the votes at the meeting.  Upon request in writing to the Chairman of the Board, the President, any Vice President or the Secretary by any person (other than the board) entitled to call a special meeting of the stockholders, the officer forthwith shall cause notice to be given to the stockholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than 15 nor more than 60 days after the receipt of the request.  If the notice is not given within 20 days after receipt of the request, the persons entitled to call the meeting may give the notice.

Section 4.  Notice of Meetings.  Written notice of the place, date, and time of all meetings of the stockholders shall be given, not less than ten (10) nor more than fifty (50) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or as required from time to time by the Nevada Revised Statutes or the Certificate of Incorporation.

Section 5.  Quorum; Adjournment.  At any meeting of the stockholders, the holders of one third of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law or the Certificate of Incorporation.  Where a separate vote by a class, classes or series is required, one third of the outstanding shares of such class, classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter, unless or except to the extent that the presence of a larger number may be required by law or the Certificate of Incorporation.  If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date or time without notice other than announcement at the meeting, until a quorum shall be present or represented.

When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given in conformity herewith.  At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 6.  Organization.  At every meeting of the shareholders, the chairman of the board, if there be one, or in the case of a vacancy in the office or absence of the chairman of the board, one of the following persons present in the order stated shall act as chairman of the meeting:  the vice chairman of the board, if there be one, the president, the vice presidents in their order of rank or seniority, a chairman designated by the board of directors or a chairman chosen by the stockholders in the manner provided in Section 5 of this Article II of these By-laws.  The secretary, or in his absence, an assistant secretary, or in the absence of the secretary and the assistant secretaries, a person appointed by the chairman of the meeting, shall act as secretary.

Section 7.  Proxies and Voting.  At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting.

Each stockholder shall have one vote for every share of stock entitled to vote which is registered in his name on the record date for the meeting, except as otherwise provided herein or required by law or the Certificate of Incorporation.

All voting, including on the election of directors but excepting where otherwise provided herein or required by law or the Certificate of Incorporation, may be by a voice vote; provided, however, that upon demand thereof by a stockholder entitled to vote or such stockholder's proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting.  Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the Board of Directors.

All elections of directors shall be determined by a plurality of the votes cast, and except as otherwise required by law or the Certificate of Incorporation, all other matters shall be determined by a majority of the votes cast.

Section 8.  Stock List.  A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in such stockholder's name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which places shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any stockholder who is present.  This list shall presumptively determine the identity of the stockholder entitled to vote at the meeting and the number of shares held by each of them.

Section 9.  Inspectors of Election.  In advance of any meeting of stockholders, the Board of Directors may appoint inspectors of election, who need not be stockholders, to act at such meeting or any adjournment thereof.  If inspectors of election are not so appointed, the person presiding at any such meeting may, and on the request of any stockholder entitled to vote at the meeting and before voting begins shall, appoint inspectors of election.  The number of inspectors shall be either one or three, as determined, in the case of inspectors appointed upon demand of a stockholder, by the stockholders in the manner provided in Section 5 of this Article II of these By-laws, and otherwise by the Board of Directors or person presiding at the meeting, as the case may be.  If any person who is appointed fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting, or at the meeting by the person presiding at the meeting.  Each inspector, before entering upon the discharge of his duties, shall take an oath faithfully to execute the duties of inspector at such meeting.

If inspectors of election are appointed as aforesaid, they shall determine from the lists referred to in Section 8 of this Article II of these By-laws the number of shares outstanding, the shares represented at the meeting, the existence of a quorum, and the voting power of shares represented at the meeting, determine the authenticity, validity and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote or the number of votes which may be cast, count and tabulate all votes or ballots, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders entitled to vote thereat.  If there be three inspectors of election, the decision, act or certificate of both shall be effective in all respects as the decision, act or certificate of both.

Unless waived by vote of the stockholders conducted in the manner which is provided in Section 5 of this Article II of these By-laws, the inspectors shall make a report in writing of any challenge or question or matter which is determined by them, and execute a sworn certificate of any facts found by them.

Section 10.  Actions by Stockholders.  Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in this State, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery to a Corporation's registered office shall be by certified or registered mail, return receipt requested.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 11.  Dispute as to Entitlement to Vote.  In a dispute as to the admission or rejection of a vote at an annual or special meeting, the decision of the chairman made in good faith is conclusive.

III

BOARD OF DIRECTORS

Section 1.  Duties and Powers.  The business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these By-laws directed or required to be exercised or done by the stockholders.  The use of the phrase "Whole Board" herein refers to the total number of directors which the corporation would have if there were no vacancies.

Section 2.  Number and Term in Office.  A director need not be a stockholder, a citizen of the United States or a resident of the State of Nevada.  The authorized number of directors constituting the Board of Directors shall consist of one person.  Thereafter, the number of directors constituting the Whole Board shall be at least one, and not more than nine.  Subject to the foregoing limitation and except for the first Board of Directors, such number may be fixed from time to time by action of the stockholders or of the directors, or, if the number is not fixed, the number shall be one.  The number of directors may be increased or decreased by action of stockholders or of the directors.  Except as provided in Section 3 of this Article III of these By-laws, directors shall be elected by the holders of record of a plurality of the votes cast at Annual Meetings of Stockholders, and each director so elected shall hold office until the next Annual Meeting and until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal.  Any director may resign at any time by giving ten (10) days written notice pursuant to Article VI of these By-laws to the Corporation.

Section 3.  Vacancies.  Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director or by the stockholders entitled to vote at any Annual or Special Meeting held in accordance with Article II of these By-laws, and the directors so chosen shall hold office until the next Annual or Special Meeting duly called for that purpose and until their successors are duly elected and qualified, or until their earlier resignation or removal.

Section 4.  Nominations of Directors; Election.  Nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors, or by any stockholder entitled to vote generally in the election of directors who complies with the procedures set forth in this Section 4.  Directors shall be at least 21 years of age.  Directors need not be stockholders.  At each meeting of stockholders for the election of directors at which a quorum is present, the persons receiving a plurality of the votes cast shall be elected directors.  All nominations by stockholders shall be made pursuant to timely notice in proper written form to the Secretary of the Corporation.  To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 30 days nor more than 60 days prior to the meeting; provided, however, that in the event that less than 40 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.  To be in proper written form, such stockholder's notice shall set forth in writing (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (ii) as to the stockholder giving the notice (x) the name and address, as they appear on the Corporation's books, of such stockholder and (y) the class and number of shares of the Corporation which are beneficially owned by such stockholder.

Section 5.  Meetings.  The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Nevada.  The first meeting of each newly-elected Board of Directors shall be held immediately following the Annual Meeting of Stockholders and no notice of such meeting shall be necessary to be given the newly-elected directors in order legally to constitute the meeting, provided a quorum shall be present.  Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors.  Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or at least one of the directors then in office.  Notice thereof stating the place, date and hour of the meetings shall be given to each director pursuant to Article VI of these By-laws not less than seventy-two (72) hours before the date of the meeting.  Meetings may be held at any time without notice if all the directors are present or if all those not present waive such notice in accordance with Section 2 of Article VI of these By-laws.

Section 6.  Quorum.  Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these By-laws, at all meetings of the Board of Directors, a majority of the directors then in office shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.  If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 7.  Action of Board Without a Meeting.  Unless otherwise provided by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

Section 8.  Resignations.  Any director of the Corporation may resign at any time by giving written notice to the president or the secretary.  Such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 9.  Organization.  At every meeting of the Board of Directors, the Chairman of the Board, if there be one, or, in the case of a vacancy in the office or absence of the Chairman of the Board, one of the following officers present in the order stated shall act as Chairman of the meeting:  the president, the vice presidents in their order of rank and seniority, or a chairman chosen by a majority of the directors present.  The secretary, or, in his absence, an assistant secretary, or in the absence of the secretary and the assistant secretaries, any person appointed by the Chairman of the meeting shall act as secretary.

Section 10.  Committees.  The Board of Directors may, by resolution passed by a majority of the directors then in office, designate one or more committees, each committee to consist of one or more of the directors of the Corporation.  The Board of Directors may designate one or more directors as alternate members of any committee, whom may replace any absent or disqualified member at any meeting of any such committee.  In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.  Any committee, to the extent allowed by law and provided in the By-laws or resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.  Each committee shall keep regular minutes and reports to the Board of Directors when required.

Section 11.  Compensation.  Unless otherwise restricted by the Certificate of Incorporation or these By-laws, the Board of Directors shall have the authority to fix the compensation of directors.  The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 12.  Removal.  Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.

IV

OFFICERS

Section 1.  General.  The officers of the Corporation shall be appointed by the Board of Directors and shall consist of a Chairman of the Board or a President, or both, one or more Vice Presidents, a Treasurer and a Secretary.  The Board of Directors may also choose one or more assistant secretaries and assistant treasurers, and such other officers and agents as the Board of Directors, in its sole and absolute discretion shall deem necessary or appropriate as designated by the Board of Directors from time to time.  Any number of offices may be held by the same person, unless the Certificate of Incorporation or these By-laws provide otherwise.

Section 2.  Election; Term of Office.  The Board of Directors at its first meeting held after each Annual Meeting of Stockholders shall elect a Chairman of the Board or a President, or both, one or more Vice Presidents, a Secretary and a Treasurer, and may also elect at that meeting or any other meeting, such other officers and agents as it shall deem necessary or appropriate.  Each officer of the Corporation shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors together with the powers and duties which are customarily exercised by such officer; and each officer of the Corporation shall hold office until such officer's successor is elected and qualified or until such officer's earlier resignation or removal.  Any officer may resign at any time by giving ten (10) days written notice pursuant to Article VI of these By-laws to the Corporation.  The Board of Directors may at any time, with or without cause, by the affirmative vote of a majority of directors then in office, remove an officer.

Section 3.  Chairman of the Board.  The Chairman of the Board, if there be such an officer, shall be the chief executive officer of the Corporation.  The Chairman of the Board shall preside at all meetings of the stockholders and the Board of Directors and shall have such other duties and powers as may be prescribed by the Board of Directors from time to time.

Section 4.  President.  The President shall be the chief operating officer of the Corporation, shall have general and active management of the business of the Corporation, having general control of the business and affairs of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.  The President shall have and exercise such further powers and duties as may be specifically delegated to or vested in the President from time to time by these By-laws or the Board of Directors.  In the absence of the Chairman of the Board or in the event of his inability or refusal to act, or if the Board has not designated a Chairman, the President shall perform the duties of the Chairman of the Board, and when so acting, shall have all the powers and be subject to all of the restrictions upon the Chairman of the Board.

Section 5.  Vice President.  In the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event that there be more than one vice president, the vice presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.  The vice presidents shall perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe.

Section 6.  Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required.  The Secretary shall give, or cause to be given notice of meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President.  If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given.  The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix same to any instrument requiring it and when so affixed, it may be attested to by the signature of the Secretary or by the signature of any such Assistant Secretary.  The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest to the affixing by his or her signature.  The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

Section 7.  Treasurer.  The Treasurer shall have the custody of the corporate funds and securities and shall keep complete and accurate accounts of all receipts and disbursements of the Corporation, and shall deposit all monies and other valuable effects of the Corporation in its name and to its credit in such banks and other depositories as may be designated from time to time by the Board of Directors.  The Treasurer shall disburse the funds of the Corporation, taking proper vouchers and receipts for such disbursements, and shall render to the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation.  The Treasurer shall, when and if required by the Board of Directors, give and file with the Corporation a bond, in such form and amount and with such surety or sureties as shall be satisfactory to the Board of Directors, for the faithful performance of his or her duties as Treasurer.  The Treasurer shall have such other powers and perform such other duties as the Board of Directors or the President shall from time to time prescribe.

Section 8.  Other Officers.  Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors.  The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

Section 9.  Resignations.  Any officer may resign at any time by giving written notice to the Corporation; provided, however, that notice to the Board of Directors, the Chairman of the Board, the President or the Secretary shall be deemed to constitute notice to the Corporation.  Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 10.  Removal.  Any officer or agent may be removed, either with or without cause, at any time, by the Board of Directors at any meeting called for that purpose; provided, however, that the President may remove any agent appointed by him.

Section 11.  Vacancies.  Any vacancy among the officers, whether caused by death, resignation, removal or any other cause, shall be filled in the manner which is prescribed for election or appointment to such office.

Section 12.  Conflicts of Interest.  Each officer of the Corporation who holds another office or possesses property whereby, whether directly or indirectly, duties or interests might be created in conflict with his or her duties or interests as an officer of the Corporation shall, in writing, disclose to the Chief Executive Officer the fact and the nature, character and extent of the conflict.

V

STOCK

Section 1.  Form of Certificates.  Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation (i) by the Chairman of the Board or the President or a Vice President and (ii) by the Treasurer or Secretary of the Corporation, certifying the number of shares owned by such holder in the Corporation.

Section 2.  Signatures.  Any or all the signatures on the certificate may be delivered via facsimile or via electronic mail in portable document format (“.pdf”) or any picture format.  In case any officer, transfer agent or registrar who has signed or whose facsimile, .pdf or picture format signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 3.  Lost Certificates.  The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or such owner's legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 4.  Transfers.  Stock of the Corporation shall be transferable in the manner prescribed by law and in these By-laws.  Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by such person's attorney lawfully constituted in writing and upon the surrender of the certificate thereof, which shall be canceled before a new certificate shall be issued.

Section 5.  Record Date.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.  A determination of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 6.  Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

Section 7.  Voting Securities Owned by the Corporation.  Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board, the President, any Vice President or the Secretary and any such officer may, in the name of and on behalf of the Corporation take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present.  The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

VI

NOTICES

Section 1.  Notice.  Whenever, under the provisions of the laws of this state or the Certificate of Incorporation or these By-laws, any notice, request, demand or other communication is required to be or may be given or made to any officer, director, or registered stockholder, it shall not be construed to mean that such notice, request, demand or other communication must be given or made in person, but the same may be given or made by mail, facsimile or electronic mail to such address, facsimile number or electronic mail address, respectively, as shall have last been furnished by such officer, director or registered stockholder for said notice, request, demand or other communication.  Any such notice, request, demand or other communication shall be considered to have been properly given or made, in the case of mail when deposited in the mail, in the case of facsimile when a signal is received from the equipment of the recipient indicating that the transmission was received, by electronic mail when sent to the recipient’s designated electronic mail address, and in other cases when transmitted by the party giving or making the same, directed to the officer or director at his address as it appears on the records of the Corporation or to a registered stockholder at his address as it appears on the record of stockholders, or, if the stockholder shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, then directed to the stockholder at such other address.  Notice to directors may also be given in accordance with Section 5 of Article III of these By-laws.

Whenever, under the provisions of the laws of this state or the Certificate of Incorporation or these By-laws, any notice, request, demand or other communication is required to be or may be given or made to the Corporation, it shall also not be construed to mean that such notice, request, demand or other communication must be given or made in person, but the same may be given or made to the Corporation by mail, facsimile or electronic mail.  Any such notice, request, demand or other communication shall be considered to have been properly given or made, in the case of mail when deposited in the mail, in the case of facsimile when a signal is received from the equipment of the recipient indicating that the transmission was received, and by electronic mail when sent to the recipient’s designated electronic mail address.

Section 2.  Waivers of Notice.  Whenever any written notice is required to be given under the provisions of the Certificate of Incorporation, these By-laws or a statute, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice of such meeting.

Attendance of a person, either in person or by proxy, at any meeting, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice of such meeting.

VII

ANNUAL LIST OF OFFICERS, DIRECTORS AND REGISTERED AGENT

The Corporation shall, within sixty days after the filing of its Articles of Incorporation with the Secretary of State, and annually thereafter on or before the last day of the month in which the anniversary date of incorporation occurs each year, file with the Secretary of State a list of its president, secretary and treasurer and all of its Directors, along with the post office box or street address, either residence or business, and a designation of its resident agent in the state of Nevada.  Such list shall be certified by an officer of the Corporation.

VIII

GENERAL PROVISIONS

Section 1.  Dividends.  Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting or by any Committee of the Board of Directors having such authority at any meeting thereof, and may be paid in cash, in property, in shares of the capital stock, or in any combination thereof.  Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section 2.  Disbursements.  All notes, checks, drafts and orders for the payment of money issued by the Corporation shall be signed in the name of the Corporation by such officers or such other persons as the Board of Directors may from time to time designate.

Section 3.  Corporation Seal.  The corporate seal, if the Corporation shall have a corporate seal, shall have inscribed thereon the name of the Corporation, the year of its organization and shall indicate the Corporation’s formation under the laws of the State of Nevada.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

IX

INDEMNIFICATION

Section 1.  Indemnification of Directors and Officers in Third Party Proceedings.  The Corporation shall indemnify any director or officer of the Corporation who was or is an "authorized representative" of the Corporation (which shall mean for the purposes of this Article a director or officer of the Corporation, or a person serving at the request of the Corporation as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust or other enterprise) and who was or is a "party" (which shall include for purposes of this Article the giving of testimony or similar involvement) or is threatened to be made a party to any "third party proceeding" (which shall mean for purposes of this Article any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Corporation) by reason of the fact that such person was or is an authorized representative of the Corporation, against expenses (which shall include for purposes of this Article attorney's fees and disbursements), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such third party proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to a criminal third party proceeding (which shall include for purposes of this Article any investigation which could or does lead to a criminal third party proceeding) had not reasonable cause to believe such conduct was unlawful.  The termination of any third party proceeding by judgment, order, settlement, indictment, conviction or upon a plea of no contest or its equivalent, shall not, of itself, create a presumption that the authorized representative did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal third party proceeding, had reasonable cause to believe that such conduct was unlawful.

Section 2.  Indemnification of Directors and Officers in Corporate Proceedings.  The Corporation shall indemnify, to the fullest extent permitted by the Nevada Revised Statutes, any director or officer of the Corporation who was or is an authorized representative of the Corporation and who was or is a party or is threatened to be made a party to any "corporate proceeding" (which shall mean for purposes of this Article any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor or any investigative proceeding by or on behalf of the Corporation) by reason of the fact that such person was or is an authorized representative of the Corporation, against expenses (including attorneys' fees and disbursements) actually and reasonably incurred by such person in connection with the defense or settlement of such corporate proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person's duty to the Corporation unless and only to the extent that the court in which such corporate proceeding was pending shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such authorized representative is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 3.  Indemnification of Authorized Representatives.  To the extent that an authorized representative of the Corporation who neither was nor is a director or officer of the Corporation has been successful on the merits or otherwise in defense of any third party or corporate proceeding or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith.  Such an authorized representative may, at the discretion of the Corporation, be indemnified by the Corporation in any other circumstances to any extent if the Corporation would be required by Section 1 or 2 of this Article IX of these By-laws to indemnify such person in such circumstances to such extent as if such person were or had been a director or officer of the Corporation.

Section 4.  General Terms.  Any indemnification under Section 1 and Section 2 of this Article IX of these By-laws (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he had met the applicable standard of conduct set forth in Section 1 and Section 2 of this Article IX of these By-laws.  Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in written opinion, or (iii) by the stockholders.

Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in these By-laws.

Section 5.  Amendment.  Any amendment to Article IX of these By-laws shall not apply to any liability of a director, officer, employee or agent arising out of a transaction or omission occurring prior to the adoption of such amendment, but any such liability based on a transaction or omission occurring prior to the adoption of such amendment shall be governed by Article IX of these By-laws, as in effect at the time of such transaction or omission.

Section 6.  Insurance and Trust Fund.  In furtherance and not in limitation of the powers conferred by statute:

(1)           the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of law; and

(2)           the Corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the fullest extent permitted by law and including as part thereof provisions with respect to any or all of the foregoing, to ensure the payment of such amount as may become necessary to effect indemnification as provided therein, or elsewhere.

Section 7.  Indemnification of Employees and Agents of the Corporation.  The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, including the right to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Section or otherwise with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

X

AMENDMENTS

Except as otherwise specifically stated within an Article to be altered, amended or repealed, these By-laws may be altered, amended or repealed and new By-laws may be adopted at any meeting of the Board of Directors or of the stockholders, provided notice of the proposed change was given in the notice of the meeting.

EXHIBIT J

UNANIMOUS WRITTEN CONSENT OF DIRECTORS
IN LIEU OF A MEETING OF THE BOARD OF DIRECTORS
-OF-
CHINA PHARMAHUB CORP.

The undersigned, being all of the directors of China PharmaHub Corp., a Nevada corporation (the “Company”), do hereby consent to the adoption of the following resolutions by written consent, without a meeting of the Board of Directors of the Corporation, pursuant to Section 78.315 of the Statutes of Nevada:

WHEREAS, the Company is the majority stockholder of World Wide Relics, Inc. (“WWR”), a Nevada corporation.

WHEREAS, the Board of Directors has determined that it is in the best interest of the Company to execute a Merger Agreement between the Company and WWR (a copy of which is annexed hereto as Exhibit “A”) and to execute the Articles of Merger to be filed with the Secretary of State of the State of Nevada (a copy of which is annexed hereto as Exhibit “B”), which will cause the Company to be merged with and into WWR with WWR being the surviving entity.

NOW THEREFORE, it is:

RESOLVED, that the Company hereby authorizes the execution of the Merger Agreement and the Articles of Merger between the Company and WWR, which will cause the Company to be merged with and into WWR with WWR being the surviving entity; and it is further

RESOLVED, that the officers of the Company, and each of them, are hereby authorized and empowered, in the name and on behalf of the Company, to execute such documents and to take such additional action as they or any of them may deem necessary or desirable in order to implement the intents and purposes of the foregoing resolution.

IN WITNESS WHEREOF, the undersigned has executed this Written Consent as of the 28th day of July, 2010.

/s/ Richard Lui
Richard Lui

/s/ Monica Ding
Monica Ding

J-1

EXHIBIT K

WRITTEN CONSENT OF STOCKHOLDERS
IN LIEU OF A MEETING OF THE STOCKHOLDERS
-OF-
CHINA PHARMAHUB CORP.

The undersigned, being the stockholders (the “Stockholder”) owning a majority of the issued and outstanding shares of China PharmaHub Corp., a Nevada corporation (the “Company”), does hereby consent to the adoption of the following resolutions by written consent, without a meeting of the stockholders of the Company, pursuant to Section 78.320 of the Nevada Revised Statutes (“NRS”):

WHEREAS, the Company is the majority stockholder of World Wide Relics, Inc. (“WWR”), a Nevada corporation.

WHEREAS, the Board of Directors has determined that it is in the best interest of the Company to execute a Merger Agreement between the Company and WWR (a copy of which is annexed hereto as Exhibit “A”) and to execute the Articles of Merger to be filed with the Secretary of State of the State of Nevada (a copy of which is annexed hereto as Exhibit “B”), which will cause the Company to be merged with and into WWR with WWR being the surviving entity; and

WHEREAS, pursuant to Section 92A.120 of the NRS, said action requires the consent of the stockholders owning a majority of the shares then issued and outstanding.

NOW THEREFORE it is:

RESOLVED, that the Stockholders hereby authorize the execution of the Merger Agreement and the Articles of Merger between the Company and WWR, which will cause the Company to be merged with and into WWR with WWR being the surviving entity; and it is further

RESOLVED, that the officers of the Company, and each of them, are hereby authorized and empowered in the name and on behalf of the Company, to execute such documents and to take such additional action as they or any of them may deem necessary or desirable in order to implement the intents and purposes of the foregoing resolution.

IN WITNESS WHEREOF, the undersigned have executed this Written Consent as of the ___ day of August, 2010.

By:
Shares:

By:
Shares:

K-1

EXHIBIT L

CHINA PHARMAHUB CORP.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET

March 31, 2010 (Audited)
ASSETS
Current assets
Cash	$372,036
Deposits	276,040
Prepaid expenses	25,785
Other receivable	2,284
Total current assets	676,145
Total assets	$676,145
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accrued expenses	16,851
Other current liability	72,862
Total current liabilities	89,713
Total liabilities	89,713
Stockholders' equity
Common stock, $0.0001 par value; 50,000,000 shares authorized,13,574,468 shares issued and outstanding	1,357
Additional paid-in capital	747,074
Stock subscriptions receivable	(28,212)
Deficit accumulated during the development stage	(133,787)
Total stockholders' equity	586,432
Total liabilities and stockholders' equity	676,145

CHINA PHARMAHUB CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
(Audited)

For the Period from Inception (July 9, 2009) to March 31, 2010

Revenue	$-

Operating expenses
General and administrative	34,762
Professional fees	99,025
Total operating expense	133,787

Net loss	$(133,787)

Earnings per share - basic
Net loss attributable to common stockholders	$(0.01)
Weighted average shares outstanding basic	12,404,820

China Pharmahub Corp.
(A Development Stage Company)
Statement of Stockholders' Equity
For the period from inception (July 9, 2009) to March 31, 2010 (Audited)

					Deficit
					Accumulated
					during
	Common Stock		Subscription		Development
	Shares	Par	Receivable	APIC	Stage	Total

Balance, July 9, 2009	-	$-	$-	$-	$-	$-

Stock issued for cash	12,000,000	1,200		18,800		20,000
($.00167/share)

Stock issued for cash	120,000	12		188		200
($.00167/share)

Stock issued for services	100,000	10		157		167
($.00167/share)

Stock issued for services	20,000	2		11,998		12,000
($.60/share)

Stock issued for services	50,000	5		29,995		30,000
($.60/share)

Stock issued for service	114,782	11		68,858		68,869
($.60/share)

Stock issued for cash,net of offering costs($.60/share)	1,169,686	117	(28,212)	617,078		588,983

Net loss					(133,787)	(133,787)
Balance, March 31, 2010	13,574,468	$1,357	$(28,212)	$747,074	$(133,787)	$586,432

China Pharmahub Corp.
(A Development Stage Company)
Statement of Cash Flows
(Audited)

For the Period from inception (July 9, 2009) to March 31, 2010
Cash Flows From Operating Activities:
Net Loss	$(133,787)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation	111,036
Changes in operating assets and liabilities:
(Increase) in prepaid expenses and other receivable	(301,825)
(Increase) in other receivable	(2,284)
Increase in accrued expenses	16,851
Increase in other current liability	72,862
Net Cash Used In Operating Activities	(237,147)
Cash Flows From Investing Activities:	-
Cash Flows From Financing Activities:
Proceeds from issuance of common stock, net of offering costs of $84,617	609,183
Net Cash Provided by Financing Activities	609,183
Net Increase (Decrease) in Cash	372,036
Cash at Beginning of Period	-
Cash at End of Period	$372,036
Supplemental disclosure of cash flow information:
Cash paid for interest	$-
Cash paid for taxes	$-

CHINA PHARMAHUB CORP.
(A development stage company)
NOTES TO FINANCIAL STATEMENTS
(Audited)

Note 1. Organization and Summary of Significant Accounting Policies

Business

China PharmaHub Corp. (the “Company”) was incorporated in the state of Nevada on July 9, 2009.  The Company is engaged in the business of licensing, development and commercialization of pharmaceutical and healthcare products and technologies between Chinese pharmaceutical companies and other pharmaceutical companies located worldwide with initial emphasis in the United States and Europe (with a goal of eventually becoming a global pharmaceutical “HUB”). The Company has selected June 30 as its fiscal year end.

The Company is considered to be a development stage company and as such the financial statements presented herein are presented in accordance with Accounting Codification Standard (“ASC”) 915-10.

Basis of Presentation

The accompanying financial statements are presented in U.S. dollars, the Company’s functional currency, and have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”).

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash in hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less. At March 31, 2010, cash and cash equivalents amounted to $372,036.

At various times during the period and subsequently, the Company maintained account balances that exceeded federally insured limits of $250,000 per deposit account, and the risk of losses related to such concentrations may be increasing as a result of economic developments.

Earnings (Loss) Per Share

The basic earnings (loss) per share are calculated by dividing the Company’s net income available to common shareholders by the weighted average number of common shares outstanding during the year.  The diluted earnings (loss) per share are calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares adjusted as of the first of the year for any potentially dilutive debt or equity.  There are no dilutive securities outstanding.

Stock-Based Compensation

The Company has adopted FASB Accounting Standards Codification Topic 718-10, “Compensation- Stock Compensation” (“ASC 718-10”) which requires the measurement and recognition of compensation expense for all stock-based payment awards made to employees and directors. Under the fair value recognition provisions of ASC 718-10, stock-based compensation cost is measured at the grant date based on the value of the award and is recognized as expense over the vesting period.

CHINA PHARMAHUB CORP.
(A development stage company)
NOTES TO FINANCIAL STATEMENTS
(Audited)

Note 1. Organization and Summary of Significant Accounting Policies - continued

Determining the fair value of stock-based awards at the grant date requires considerable judgment, including estimating the expected future volatility of our stock price, estimating the expected length of term of granted options and selecting the appropriate risk-free rate.  There is no established trading market for our stock.

Income Taxes

The Company utilizes FASB ASC Topic 740, “Income Taxes” (formerly SFAS No. 109), which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Recent Accounting Pronouncements

In September 2009, the Financial Accounting Standards Board (“FASB”) issued guidance related to revenue recognition for multiple element deliverables which eliminates the requirement that all undelivered elements must have objective and reliable evidence of fair value before a company can recognize the portion of the consideration that is attributable to items that already have been delivered. Under the new guidance, the relative selling price method is required to be used in allocating consideration between deliverables and the residual value method will no longer be permitted. This guidance is effective prospectively for revenue arrangements entered into or materially modified in 2011 although early adoption is permitted. A company may elect, but will not be required, to adopt the amendments retrospectively for all prior periods. The Company is currently evaluating this guidance and has not yet determined the impact, if any, that it will have on the financial statements.

In June 2009, the FASB issued ASC 105 (previously SFAS No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles ("GAAP")” - a replacement of FASB Statement No. 162), which will become the source of authoritative accounting principles generally accepted in the United States recognized by the FASB to be applied to nongovernmental entities.

In June 2009, the FASB issued ASC 855 (previously SFAS No. 165, “Subsequent Events”), which establishes general standards of accounting for and disclosures of events that occur after the balance sheet date but before the financial statements are issued or available to be issued. It is effective for interim and annual periods ending after June 15, 2009. There was no material impact upon the adoption of this standard on the Company’s financial statements.

In June 2009, the FASB issued ASC 860 (previously SFAS No. 166, “Accounting for Transfers of Financial Assets”) , which requires additional information regarding transfers of financial assets, including securitization transactions, and where companies have continuing exposure to the risks related to transferred financial assets. ASC 860 eliminates the concept of a “qualifying special-purpose entity,” changes the requirements for derecognizing financial assets, and requires additional disclosures. ASC 860 is effective for fiscal years beginning after November 15, 2009.  The Company does not believe this pronouncement will impact its financial statements.

In June 2009, the FASB issued ASC 810 (previously SFAS No. 167) for determining whether to consolidate a variable interest entity. These amended standards eliminate a mandatory quantitative approach to determine whether a variable interest gives the entity a controlling financial interest in a variable interest entity in favor of a qualitatively focused analysis, and require an ongoing reassessment of whether an entity is the primary beneficiary.  These amended standards are effective for us beginning in the first quarter of fiscal year 2010 and we are currently evaluating the impact that adoption will have on our financial statements.

In August 2009, the FASB issued Accounting Standards Update (“ASU”) 2009-05, which amends ASC Topic 820, Measuring Liabilities at Fair Value, which provides additional guidance on the measurement of liabilities at fair value. These amended standards clarify that in circumstances in which a quoted price in an active market for the identical liability is not available, we are required to use the quoted price of the identical liability when traded as an asset, quoted prices for similar liabilities, or quoted prices for similar liabilities when traded as assets. If these quoted prices are not available, we are required to use another valuation technique, such as an income approach or a market approach.

CHINA PHARMAHUB CORP.
(A development stage company)
NOTES TO FINANCIAL STATEMENTS
(Audited)

Note 1. Organization and Summary of Significant Accounting Policies - continued

In October 2009, the FASB issued Accounting Standards Update No. 2009-13, Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements — a consensus of the FASB Emerging Issues Task Force.  This update provides application guidance on whether multiple deliverables exist, how the deliverables should be separated and how the consideration should be allocated to one or more units of accounting.  This update establishes a selling price hierarchy for determining the selling price of a deliverable.  The selling price used for each deliverable will be based on vendor-specific objective evidence, if available, third-party evidence if vendor-specific objective evidence is not available, or estimated selling price if neither vendor-specific or third-party evidence is available.  The Company will be required to apply this guidance prospectively for revenue arrangements entered into or materially modified after January 1, 2011.

In January 2010, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2010-06, “Improving Disclosures about Fair Value Measurements.” ASU No. 2010-06 amends FASB Accounting Standards Codification (“ASC”) 820 and clarifies and provides additional disclosure requirements related to recurring and non-recurring fair value measurements and employers’ disclosures about postretirement benefit plan assets. This ASU is effective for interim and annual reporting periods beginning after December 15, 2009. The adoption of ASU 2010-06 did not have a material impact on the Company’s financial statements.

In February 2010, the FASB issued ASU No. 2010-09 “Subsequent Events (ASC Topic 855) “Amendments to Certain Recognition and Disclosure Requirements” (“ASU No. 2010-09”). ASU No. 2010-09 requires an entity that is an SEC filer to evaluate subsequent events through the date that the financial statements are issued and removes the requirement for an SEC filer to disclose a date, in both issued and revised financial statements, through which the filer had evaluated subsequent events. The adoption did not have an impact on the Company’s financial position and results of operations.

In February 2010, the FASB Accounting Standards Update 2010-10 (ASU 2010-10), “Consolidation (Topic 810): Amendments for Certain Investment Funds.”  The amendments in this Update are effective as of the beginning of a reporting entity’s first annual period that begins after November 15, 2009 and for interim periods within that first reporting period. Early application is not permitted.  The Company’s adoption of provisions of ASU 2010-10 did not have a material effect on the financial position, results of operations or cash flows.

In March 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-11 (ASU 2010-11), “Derivatives and Hedging (Topic 815): Scope Exception Related to Embedded Credit Derivatives.”  The amendments in this Update are effective for each reporting entity at the beginning of its first fiscal quarter beginning after June 15, 2010.  Early adoption is permitted at the beginning of each entity’s first fiscal quarter beginning after issuance of this Update.  The Company does not expect the provisions of ASU 2010-11 to have a material effect on the financial position, results of operations or cash flows of the Company.

In April 2010, the FASB issued Accounting Standards Update No. 2010-13 (“ASU No. 2010-13”), Compensation (Topic 718): Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades — a consensus of the FASB Emerging Issues Task Force .  The amendments in ASU No. 2010-13 address the classification of a share-based payment award with an exercise price denominated in the currency of a market in which the underlying equity security trades.  Topic 718 is amended to clarify that a share-based payment award with an exercise price denominated in the currency of a market in which a substantial portion of the entity’s equity securities trades shall not be considered to contain a market, performance, or service condition.  Therefore, such an award is not to be classified as a liability if it otherwise qualifies as equity classification.

CHINA PHARMAHUB CORP.
(A development stage company)
NOTES TO FINANCIAL STATEMENTS
(Audited)

Note 2. Composition of Certain Balance Sheet Items

Current Assets

Current assets consisted of the following:

March 31,
2010
Cash	$372,036
Deposits	276,040
Prepaid expenses	25,785
Other receivable	2,284

Total current assets	$676,145

Included in deposits is $275,250 of prepayment to an agreement for the purchase of 5,000,000 of the control shares of World Wide Relics, Inc., a Nevada corporation with an office located at 20955 Pathfinder Road, Suite 100, Diamond Bar, California 91765. (See Note 5)

Prepaid expenses of $25,785 consisted of the prepayment of stock compensation to Scientific Advisory Board (“SAB”) members for consulting services to be rendered over 12 months. (See Note 3)

Other receivable of $2,284 consisted of the advancement of funds for the filing of patents with respect to drug products.

Current Liabilities

Current liabilities consisted of the following:

March 31,
2010
Accrued expenses	$16,851
Other current liability	72,862

Total accrued liabilities	$89,713

Included in other current liability is $70,181 of finder’s fee for the 1,169,686 shares of common stock issued in a limited and nonpublic offering on January 5, 2010. Pursuant to a service agreement entered into on January 9, 2010, the Company agreed to pay 10% of the gross proceeds received from the sale of its securities to the service provider. The remaining $2,681 of other current liability consisted of the unamortized portion of prepayment of funds for shares to be issued.

Note 3. Stockholders’ Equity

Common Stock Issued for Cash

On August 10, 2009, the Company issued 12,000,000 shares of common stock for cash in the amount of $20,000 ($0.00167 per share).

On November 1, 2009, the Company issued 120,000 shares of common stock for cash in the amount of $200 ($0.00167 per share).

On January 5, 2010, the Company approved a limited and nonpublic offering of up to 2,000,000 shares of the Company’s common stock, par value $0.0001 per share at a purchase price of $0.60 per share, to “Accredited Investors” only, pursuant to Sections 4(2) and 4(6) of the Securities Act of 1933, as amended, Rule 506 of Regulation D promulgated thereunder and applicable state securities laws. As of March 31, 2010, the Company has issued a total of 1,169,686 shares of common stock through this offering.  The net proceeds from the offering, after finder’s fee and estimated offering costs totaling $84,617, were approximately $617,195.   Funds of $28,212 for 47,020 shares of common were not received until April 1, 2010.

CHINA PHARMAHUB CORP.
(A development stage company)
NOTES TO FINANCIAL STATEMENTS
(Audited)

Note 3. Stockholders’ Equity - continued

Common Stock Issued for Services

On September 7, 2009, the Company entered into an agreement for consulting service. As of March 31, 2010, the Company has issued 120,000 shares of common stock for consulting services rendered with a fair value of $12,167 in which 100,000 shares were valued at $167 ($0.00167 per share) and the remaining 20,000 shares were valued at $12,000 ($0.60 per share). Accordingly, these shares were recorded as a charge to professional fees in the statement of operations.

From inception to March 31, 2010, the Company entered into several agreements with Scientific Advisory Board (“SAB”) members for consulting services. The Company issued a total of 50,000 shares of common stock with a fair value of $30,000 ($0.60 per share) which were amortized over the 12-month service period as professional fees, of which $4,215 has been amortized (expensed) as of March 31, 2010..

During January 2010, the Company entered into several agreements for services. Pursuant to the terms of the agreements, the Company agreed to issue aggregate of 1,720,000 shares of common stock for cash in the amount of $2,872 ($0.00167 per share) subject to performance of the service condition set forth in the agreements. Cash in the amount of $2,872 was subsequently received and is being amortized over the service period. As of March 31, 2010, the Company has issued 114,782 shares with fair value of $68,869 ($0.60 per share) for services rendered. Accordingly, these shares, less consideration received, were recorded as a charge to professional fees in the statement of operations.

Income Taxes

The Company accounts for income taxes under ASC No. 740 (ASC 740), “Accounting for Income Taxes”.  This statement mandates the liability method of accounting for deferred income taxes and permits the recognition of deferred tax assets subject to an ongoing assessment of realizability.

FASB ASC 740 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.  In the Company’s opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net deferred tax asset.  Accordingly, a valuation allowance equal to the deferred tax asset has been recorded.  The total deferred tax asset is $46,825 which is calculated by multiplying a 35% estimated tax rate by the cumulative NOL of $133,787.  The total valuation allowance is a comparable $46,825.  The federal net operating loss may be carried forward through 2029.

Note 4. Exclusive Business Cooperation Agreement

On September 15, 2009, the Company entered into an exclusive business cooperation agreement (the “Exclusive Agreement”) with a pharmaceutical company (the “Exclusive Chinese Partner”) located in the People’s Republic of China (the “PRC”). The Company’s Exclusive Chinese Partner has extensive experience in collaborating with domestic and international medical research institutes, resulting in sixteen new medicines being released in China. Furthermore, the Company believes that due to the Exclusive Chinese Partner’s close relationships with governmental agencies such as the Department of Science and Technology, Department of Public Health, Institute of Materia Medica and Chinese Academy of Medicinal Science, the Company could benefit from its projects obtaining PRC government support. As a result, China PharmaHub, along with its Exclusive Chinese Partner, will initiate, conduct and fund all costs related to preclinical & clinical studies of selected worldwide drug candidates inside China. In addition, the Company is the exclusive partner for worldwide licensing rights with its Exclusive Chinese Partner, excluding China, of any early and late stage State Food and Drug Administration (“SFDA”) preclinical & clinical compounds originating from China.

CHINA PHARMAHUB CORP.
(A development stage company)
NOTES TO FINANCIAL STATEMENTS
(Audited)

Note 5. Subsequent Events

From April 1 to June 30, the Company entered into two agreements with SAB members for consulting services and an agreement with a Business Development Advisory Board member for services.  The Company issued a total of 30,000 shares of common stock with a fair value of $18,000 ($0.60 per share), amortized over a 12-month period, as professional fees.

On June 1, 2010, the Company entered into an agreement for services. Pursuant to this agreement, the service provider agreed to provide services for the Company over a four year term in return for compensation of 3,125 shares of the Company’s common stock per month.

On June 7, 2010, the Company entered into an agreement to purchase 5,000,000 shares of World Wide Relics, Inc., a Nevada corporation with an office located at 20955 Pathfinder Road, Suite 100, Diamond Bar, California 91765 for $275,250.

On June 14, 2010, the Company entered into an agreement to join efforts with the inventors of certain technology to research, develop, commercialize and market worldwide humanized and human therapeutics which may be developed from the technology and used to treat cancer, Rheumatoid Arthritis and other diseases.  Pursuant to the agreement, the Company and the inventors shall form a new corporation and from time to time other joint ventures to further the mutual goals of the Company and the inventors.

On June 14, 2010, the Company formed a new corporation in the State of Nevada.  On June 16, 2010, the Company entered into a shareholder’s agreement pursuant to which the Company current owns 35% of the newly formed corporation.

  On June 17, 2010, the Company completed the transaction of purchasing 5,000,000 shares of common stock of World Wide Relics, Inc (“WWR”), representing 77.18% of the total issued and outstanding shares of WWR, effecting a change of control of WWR.  The Company paid $275,250 as the purchase price for the shares, which funds were previously remitted to the Seller in March 2010 as a deposit. The two directors of the Company were appointed as the directors and executive officers of WWR while all of the former directors and officers of WWR resigned simultaneously.

EXHIBIT M

China PharmaHub Corp. Disclosure Statement

Section “6I”:  Non-Tax Liabilities
Not applicable.
Section “6J”:  Taxes
None.
Section “6K”:  Material Contracts
On January 6, 2010, PharmaHub entered into a Services Agreement with Aubrye Harris-Foote pursuant to which Mr. Harris-Foote performs various business services for PharmaHub.
On January 6, 2010, PharmaHub entered into a Services Agreement with Eric Zhang pursuant to which Mr. Zhang performs various business services for PharmaHub.
On January 7, 2010, PharmaHub entered into a Services Agreement with Roger Xie pursuant to which Mr. Xie performs various business services for PharmaHub.
On January 9, 2010, PharmaHub entered into an Arranger Services Agreement with HART Capital Management, LLC (“HART”) pursuant to which HART performs various business services for PharmaHub.
On January 13, 2010, PharmaHub entered into a Services Agreement with Pharma Corporate Strategies, LLC (“PCS”) pursuant to which PCS performs various business services for PharmaHub.
On June 14, 2010, PharmaHub entered into a Definitive Agreement with David Weaver and Michael Rynkiewicz to form a joint venture known as Akanas Therapeutics, Inc.
On July 1, 2010, PharmaHub entered into a Cooperation Agreement with Sichuan Technical Exchange Center (“STEC”), pursuant to which STEC appointed PharmaHub as its United States partner in the fields of bio-pharmaceuticals and medical devices, and PharmaHub appointed STEC as its technology transfer partner in Sichuan.

On July 5, 2010, PharmaHub entered into a Cooperation Agreement with Chengdu Yongkon Pharmacy Co., Ltd. (“CYPC”), pursuant to which CYPC has agreed to conduct research studies for PharmaHub with respect to various markets into which PharmaHub could enter.
Section “6P”:  Intellectual Property
None.
Section “6Q”:  Insurance
None.
Section “6T”:  Certain Business Relationships
None.
Section “6U”:  Registration Rights
None.
Section “6W”:  Investments
PharmaHub has formed Akanas Therapeutics, Inc.  Shares of common stock equaling thirty-five (35%) percent of Akanas Therapeutics, Inc. shall be issued to PharmaHub in the future.
PharmaHub has formed MeditherX, Inc.  Shares of common stock equaling thirty-five (35%) percent of MeditherX, Inc. shall be issued to PharmaHub in the future.
Section “6X”:  Accounts Receivable
Not applicable.
Section “6Z”:  Properties and Assets

None.
Section “6BB”:  Commitments
None.
Section “6DD”:  Banks
(i) The name of each bank or other financial institution and stock or other broker with which the Company has an account: Bank of America.
(ii) The names of all persons authorized to draw thereon or to have access: Richard Lui.
Section “6FF”:  Transactions with Affiliates
None.
Section “6GG”:  Litigation
None.

EXHIBIT N

CERTIFICATE

OF

WORLD WIDE RELICS, INC.

Pursuant to Paragraph “B” of Article “10” of the Merger Agreement (the “Agreement”) dated as of the 28th day of July, 2010 by and among China PharmaHub Corp. (“PharmaHub”) and World Wide Relics, Inc. (“WWR”), the undersigned, being the Secretary and Chief Financial Officer, hereby certifies on the date hereof (all capitalized terms which are used in this Certificate shall have the same meaning as is set forth in the Agreement):

I.           All of the representations, warranties and covenants of WWR which are contained in the Agreement are true and accurate with respect to WWR;

II.           WWR has performed all obligations and complied with all covenants set forth in the Agreement to be performed or complied with in all material respects by it prior to the Closing Date;

III.           There has not occurred any material adverse change commencing upon March 31, 2010 and through the date of the Closing Date in the business, properties, results of operations or business or financial condition of WWR;

IV.           Any statutory requirement for the valid consummation by WWR of the transactions set forth in the Agreement have been fulfilled; any authorizations, consents and approvals of all federal, state and local governmental agencies and authorities required to be obtained, in order to permit consummation by WWR of the transactions set forth in the Agreement and to permit the business presently carried on by WWR to continue unimpaired following the Closing Date, have been obtained;

V.           There has not been any action taken, or any law, rule, regulation, order, judgment, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by the Agreement by any federal, state, local, or other governmental authority or by any court or other tribunal, including the entry of a preliminary or permanent injunction, which (i) makes the Agreement, the Merger, or any of the other transactions contemplated by the Agreement illegal, (ii) results in a delay in the ability of PharmaHub or WWR to consummate the Merger or any of the other transactions contemplated by the Agreement, (iii) requires the divestiture by PharmaHub or WWR of a material portion of the business of PharmaHub or WWR, as the case may be, or (iv) otherwise prohibits, restricts, or delays consummation of the Merger or any of the other transactions contemplated by the Agreement or impairs the contemplated benefits to PharmaHub of the Agreement, the Merger, or any of the other transactions contemplated by the Agreement; and

VI.           WWR has obtained the consent or approval of each person whose consent or approval was required in connection with the transactions set forth in the Agreement.

Dated:

Monica Ding, Secretary and Chief Financial Officer

N-1

EXHIBIT O

CERTIFICATE

OF

CHINA PHARMAHUB CORP.

Pursuant to Paragraph “B” of Article “10” of the Merger Agreement (the “Agreement”) dated as of the 28th day of July, 2010 by and among China PharmaHub Corp. (“PharmaHub”) and World Wide Relics, Inc. (“WWR”), the undersigned, being the President and Chief Executive Officer, hereby certifies on the date hereof (all capitalized terms which are used in this Certificate shall have the same meaning as is set forth in the Agreement):

I.           All of the representations, warranties and covenants of PharmaHub which are contained in the Agreement are true and accurate with respect to PharmaHub;

II.           PharmaHub has performed all obligations and complied with all covenants set forth in the Agreement to be performed or complied with in all material respects by it prior to the Closing Date;

III.           There has not occurred any material adverse change commencing upon March 31, 2010 and through the date of the Closing Date in the business, properties, results of operations or business or financial condition of PharmaHub;

IV.           Any statutory requirement for the valid consummation by PharmaHub of the transactions set forth in the Agreement have been fulfilled; any authorizations, consents and approvals of all federal, state and local governmental agencies and authorities required to be obtained, in order to permit consummation by PharmaHub of the transactions set forth in the Agreement and to permit the business presently carried on by PharmaHub to continue unimpaired following the Closing Date, have been obtained;

V.           There has not been any action taken, or any law, rule, regulation, order, judgment, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by the Agreement by any federal, state, local, or other governmental authority or by any court or other tribunal, including the entry of a preliminary or permanent injunction, which (i) makes the Agreement, the Merger, or any of the other transactions contemplated by the Agreement illegal, (ii) results in a delay in the ability of PharmaHub or WWR to consummate the Merger or any of the other transactions contemplated by the Agreement, (iii) requires the divestiture by PharmaHub or WWR of a material portion of the business of PharmaHub or WWR, as the case may be, or (iv) otherwise prohibits, restricts, or delays consummation of the Merger or any of the other transactions contemplated by the Agreement or impairs the contemplated benefits to WWR of the Agreement, the Merger, or any of the other transactions contemplated by the Agreement; and

VI.           PharmaHub has obtained the consent or approval of each person whose consent or approval was required in connection with the transactions set forth in the Agreement.

Dated:

Richard Lui, President and Chief Executive Officer

O-1